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Exhibit 10.6

STANDARD OFFICE LEASE
GENESEE POINT OFFICE BUILDING

NEW GENESEE LAND COMPANY, LLC,
a Colorado limited liability company,

AS LANDLORD

HEALTHETECH, INC.,
a Delaware corporation,

AS TENANT

TABLE OF CONTENTS

STANDARD OFFICE LEASE

ARTICLE 23.
SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST		24
Section 23.1.	Lease Subordinate to Mortgages	24
Section 23.2.	Tenant's Notices	25
ARTICLE 24.
ESTOPPEL CERTIFICATE		25
ARTICLE 25.
WAIVER		25
ARTICLE 26.
INABILITY TO PERFORM		25
ARTICLE 27.
SUBROGATION		26
ARTICLE 28.
APPENDICES		26
ARTICLE 29.
SALE BY LANDLORD		26
ARTICLE 30.
RIGHT OF LANDLORD TO PERFORM		26
ARTICLE 31.
ATTORNEYS' FEES		27
ARTICLE 32.
NOTICE		27
ARTICLE 33.
SECURITY DEPOSIT		27
Section 33.1.	Amount and Use	27
Section 33.2.	Additional Security Deposit	28
Section 33.3.	Transfer of Deposit	28
ARTICLE 34.
RIGHTS RESERVED		28
ARTICLE 35.
SUBSTITUTION OF SPACE (INTENTIONALLY OMITTED)		29
ARTICLE 36.
REAL ESTATE BROKER		29
ARTICLE 37.
MISCELLANEOUS PROVISIONS		30
ARTICLE 38.
CONTINGENCY		31
APPENDIX A
Leased Premises		(A)-1
APPENDIX B
Legal Description of the Property		(B)-1
APPENDIX C
Tenant Improvement Work Agreement		(C)-1

APPENDIX
Space Plan	(C-1)-1
APPENDIX D
Rules and Regulations	(D)-1
APPENDIX E
Commencement Date Certificate	(E)-1
APPENDIX F
Letter of Credit Term Sheet	(F)-1

STANDARD OFFICE LEASE

        THIS STANDARD OFFICE LEASE (the"Lease") is made this 2nd day of October 2000 by and between NEW GENESEE LAND COMPANY, LLC, a Colorado limited liability company, as Landlord, and HEALTHETECH, INC., a Delaware corporation, as Tenant.

W I T N E S S E T H:

ARTICLE 1.

LEASED PREMISES

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term and upon and expressly subject to the covenants, conditions and terms set forth in this Lease, Suite 300 consisting of approximately 25,624 rentable square feet (the "Leased Premises"), as is shown on the attached Appendix A, which Leased Premises are situated in that certain building located at 523 Park Point Drive, Golden, Jefferson County, Colorado, and known as Genesee Point Office Building (the "Building"), which Building is situated on that certain parcel of real property (the "Property") legally described in Appendix B, together with a non-exclusive right, subject to the provisions hereof, including any reasonable rules and regulations adopted from time to time by Landlord and any easements, declarations, covenants, conditions, and restrictions now or hereafter recorded with respect to the Property, governing the use thereof, to use all Appurtenances thereto, as hereinafter defined, designated by Landlord for the exclusive or non-exclusive use of tenants of the Building or the Building Complex, as hereinafter defined. The common areas, including without limitation, all plazas, walkways, sidewalks, parking areas and facilities, and other facilities, areas and appurtenances of the Building, any other buildings or the Property, as may be designated from time to time by Landlord (collectively "Appurtenances"), the Building, any other buildings now or hereinafter constructed on the Property, and the Property are hereinafter sometimes collectively called the "Building Complex".

ARTICLE 2.

PURPOSE

        The Leased Premises are to be used for general offices and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

ARTICLE 3.

TERM

        Subject to the provisions of the Tenant Improvement Work Agreement attached hereto and incorporated herein by reference as Appendix C (the "Work Letter"), and unless earlier terminated as provided for herein, the term of this Lease shall be for a period of eighty-four (84) months, commencing at 12:01 a.m., Mountain Standard Time, on January 1, 2001 (the Commencement Date") and extending until 5:00 p.m., Mountain Standard Time, December 31, 2007 (the "Primary Term"), provided, however, if the Commencement Date occurs on a day other than the first day of a calendar month, the Primary Term shall be measured from the first day of the month next following the month in which the Commencement Date occurs. Subsequent to the Commencement Date, Landlord and Tenant shall execute a Commencement Date Certificate in the form attached hereto as Appendix E, setting forth the exact date of the commencement and termination of the Primary Term. The Primary Term and any extensions or renewals thereof approved in writing by Landlord, shall collectively be referred to as the "Term".

ARTICLE 4.

COMPLETION OF THE PREMISES

        Landlord, subject to delays beyond its control, hereby agrees to perform its obligations with respect to the Leased Premises as set forth hereinafter and in the Work Letter. Other than as set forth herein and in the Work Letter, Tenant shall accept the Leased Premises in its "as is" condition, and Landlord shall not be deemed to have made any representations or warranties with respect to the suitability of the Leased Premises for Tenant's use, or otherwise, and shall have no other obligation for the completion of the Leased Premises. By taking possession of the Leased Premises, Tenant shall be deemed to have agreed that the same is in good order, repair, and condition, and satisfactorily completed in accordance with Landlord's obligations hereunder, subject to Landlord's obligation to complete "punch lists" items, if any, as provided for in the Work Letter. Notwithstanding the foregoing, Landlord represents and warrants that the plumbing, electrical, heating and air conditioning systems serving the Leased Premises shall be in good operating condition and repair and that the roof is water tight and in good condition and repair on the Commencement Date.

ARTICLE 5.

RENT

        Section 5.1.    Base Rent.    Tenant agrees to pay Landlord during the entire Primary Term the sum of Three Million, Forty-Nine Thousand, Two Hundred Fifty-Six and NO/100 U.S. Dollars ($3,049,256,00) in monthly installments as detailed below (the "Base Rent"). The first full monthly installment of Base Rent shall be payable upon the execution hereof and each succeeding monthly installment shall be due and payable on or before the first day of each and every successive calendar month thereafter during the Primary Term or any extensions hereof. If the Commencement Date is a date other than the first day of a calendar month, there shall be due and payable on or before such date as Base Rent for the balance of such calendar month a sum equal to that proportion of the rent for the first full calendar month as herein provided, which the number of days from the Commencement Date to the end of such calendar month bears to the total number of days in such month. The Base Rent schedule for the Term of the Lease is as follows:

Rentable Sq. Ft. Premises	Lease Year	Annual Minimum Rent	Monthly Minimum Rent
25,624	1	$397,172.00	$33,097.67
25,624	2	$409,984.00	$34,165.34
25,624	3	$422,796.00	$35,233.00
25,624	4	$435,608.00	$36,300.67
25,624	5	$448,420.00	$37,368.34
25,624	6	$461,232.00	$38,436.00
25,624	7	$474,044.00	$39,503.67

        Section 5.2.    No Offsets.    The Base Rent and all other sums or charges required by this Lease to be paid by Tenant to Landlord, all of which are herein sometimes collectively referred to as "Rent" shall be paid to Landlord without notice or demand, unless expressly provided for herein, and without deduction or offset, in lawful money of the United States of America at the office of Landlord in the Building, or if no such office exists, to Landlord at the address provided in Article 32, or to such other person or place as Landlord may from time to time designate in writing.

        Section 5.3.    Interest on Late Payments.    Any Rent or other amount due from Tenant to Landlord under this Lease that is not paid within nine (9) days after the date when due shall bear interest from the due date until the date paid at the annual rate of ~~eighteen percent (18%)~~ six percent (6%) over the Prime Rate as of the due date, or the maximum rate allowed by Colorado usury laws, whichever is less, provided, however, Tenant shall be entitled to only one such nine (9) day grace period in each calendar year, after which time interest shall accrue on Rent or other amounts from the due date until the date same are paid. The payment of such interest shall not excuse or cure any default by Tenant under this Lease. The failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other late payments. The covenants herein to pay Rent shall be independent of any other covenant set forth in this Lease. The phrase "Prime Rate" as used in this Lease shall mean the rate of interest quoted from time to time by the Wall Street Journal or, if such publication ceases to publish such rate, the prime rate quoted from time to time by a national banking association selected by Landlord.

        Section 5.4.    Late Payment and Return Check Charges.    In addition to the interest charges provided for in the preceding Section 5.3., in the event any Rent owing hereunder is not paid within nine (9) calendar days of the due date, Landlord and Tenant agree that Landlord will incur additional administrative expenses not herein contemplated, the exact amount of which will be difficult if not impossible to determine. Accordingly, Tenant agrees to pay to Landlord an additional one-time late charge for each such late payment in the amount of ten percent (10%) of the amount of such late payment. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies under this Lease. There shall be an additional charge of Twenty Dollars ($20.00) for any check submitted by Tenant to Landlord which is returned unpaid by Tenant's bank of depository.

ARTICLE 6.

ADDITIONAL RENT

        All other sums as are required to be paid by Tenant under this Lease in addition to Base Rent, including without limitation Operating Costs as defined and determined below in Article 7, shall be referred to as "Additional Rent". All such Additional Rent shall be deemed to be Rent and shall be payable in the manner provided and recoverable as Rent and Landlord shall have all rights specified in this Lease against Tenant for default in payment thereof as in the case of arrears of Rent. It is the purpose and intent of Landlord and Tenant that the return to Landlord under this Lease shall be absolutely "net". Accordingly, Tenant shall be responsible for and obligated to pay its share of all costs and expenses incurred by or on behalf of the Landlord in connection with the operation and maintenance of the Building Complex, excepting only those costs and expenses which are expressly excluded.

ARTICLE 7.

OPERATING COSTS

        Section 7.1.    Payment of Operating Costs.    Tenant shall, in addition to Base Rent, pay to Landlord its proportionate share (the "Tenant's Proportionate Share") of all Operating Costs, as herein defined, incurred by Landlord during the Primary Term of this Lease and any extensions thereof. Such payments shall be made to Landlord, in advance, in monthly installments based upon the estimated annual Operating Costs subject to adjustment after the end of the year on the basis of the actual Operating Costs as determined in Section 7.4 below. Tenant's Proportionate Share shall be determined, from time to time by Landlord, by dividing the leasable area of the Leased Premises by the leasable area of the Building Complex and multiplying the resulting quotient (to the second decimal point) by one hundred. Notwithstanding anything to the contrary herein, if Tenant causes a disproportionate amount of Operating Costs, it shall be specially allocated a fair and equitable charge for the same and Landlord may, at its election and Tenant's cost, install separate meters to measure Tenant's usage.

        Section 7.2.    Definition of Operating Costs.    The term "Operating Costs" as used herein shall mean all expenses, costs and disbursements of every kind and nature including appropriate reserves (but not replacement of capital investment items, except as hereinafter provided, nor costs specifically billed to and paid by specific tenants) which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation and maintenance of the Building Complex, including but not limited to, the following:

        A.    reasonable wages and salaries of all employees, excluding the manager, which is provided for below, directly and actually engaged in the operation, repair, replacement, maintenance or security of the Building Complex, including taxes, insurance, other benefits and overhead related thereto (excluding executive level salaries and benefits);

        B.    all supplies and materials used in the operation and maintenance of the Building Complex, including holiday decorations;

        C.    costs of all utilities and maintenance of utility systems for the ~~common areas of the~~ Building Complex, including but not limited to the cost of water, power, heating, lighting, air conditioning, ventilating, sewer and trash disposal; except for those costs billed to specific tenants;

        D.    costs of all third party maintenance and service agreements for the Building Complex, including, but not limited to, alarm service, janitorial service, window cleaning, security service, elevator maintenance, grounds maintenance and heating, ventilating and air conditioning systems to the extent such agreements are not separately billed to specific tenants or the responsibility of Tenant;

        E.    costs of all insurance relating to the Building Complex, including, without limitation, the cost of casualty, liability and property damage insurance applicable to the Building Complex and Landlord's personal property used in connection therewith;

        F.    costs of any repairs and general maintenance to the Building Complex, or any part thereof and the costs for the operation, maintenance, repair or replacement of the systems, facilities and equipment therein (excluding repairs and general maintenance paid by proceeds of insurance, by Tenant or by other third parties, and alterations attributable solely to tenants of the Building Complex);

        G.    capital investment items, excluding costs of the original construction of the Building or Building Complex, (amortized over the useful life of such item determined by Landlord in accordance with generally accepted accounting principles or other standard real estate accounting principles) which reduce Operating Costs or which are required by any governmental order, including the cost of compliance with any laws affecting the Building Complex;

        H.    professional management fees to manage the Building Complex, including, without limitation, rental for the manager's office space and costs of supplying the manager with necessary office equipment and storage space in the Building Complex, and any amounts directly charged to the Building Complex for the manager's salary plus benefits;

        I.    accounting, inspection, legal and other consultation fees or expenses of enforcing the rules and regulations of the Building Complex which are incurred in the ordinary course of operating the Building Complex including, without limitation, fees charged by consultants retained by Landlord for services that are intended to produce a reduction in Operating Costs, reduce the rate of increase in Operating Costs, or reasonably improve the operation, maintenance, or state of repair of the Building Complex, and any dues or other assessments charged or imposed as a result of the inclusion of the Building Complex in any metropolitan district or property owners association or sub-association (but excluding attorneys fees incurred in resolving disputes with other tenants other occupants, or prospective tenants or occupants of the Building Complex, collecting rents, or otherwise enforcing leases of the tenants of the building;and excluding accounting expenses relating to the ownership entity and not relating to the ownership or operation of the Building Complex;

        ~~J.    costs incurred by Landlord, or its agents, in engaging experts or other consultants to assist them in making the computations required hereunder;~~

        K.    all real estate taxes and assessments, including without limitation special assessments, imposed upon the Building Complex by any governmental bodies or authorities, and all charges specifically imposed in lieu of such taxes and any costs incurred in connection with appealing or contesting such assessments. The term "taxes" as used in this paragraph K shall not include state, local or federal personal and corporate income taxes measured by the income of Landlord; estate and inheritance taxes, franchise, succession and transfer taxes; interest on taxes and penalties resulting from failure to pay real estate taxes; and ad valorem taxes on Landlord's personal furniture and furnishings, and on Landlord's leasehold improvements to the extent that the same exceed standard building allowances. Anything to the contrary contained in this Lease, Tenant shall not be required to pay any portion of any tax or assessment expense (i) levied on Landlord's rental income, unless such tax or assessment expense is imposed in lieu of real property taxes; (ii) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; (iii) imposed on land and improvements other than the Building Complex.

        L.    costs for lighting, heating and cooling, painting and cleaning the Building Complex, costs of maintenance, lighting, sanding, paving repairs, restriping, regrading and general maintenance of parking areas, snow and ice removal, rubbish removal and landscaping; ~~and~~

        M.  costs of licensing, permits, service and usage charges, costs of compliance with all rules and regulations and orders of governmental authorities pertaining to the Building Complex, including those related to engineering and environmental issues, air pollution control and monitoring air quality, and any costs of any environmental clean-up undertaken by Landlord; and

        N.    a fee equal to fifteen percent (15%) of the total of the foregoing Operating Costs, excluding insurance, taxes and management fees, to compensate Landlord for its administrative and overhead expenses, so long as the inclusion of such fee does not result in the Operating Costs for the Building Complex exceeding comparable Operating Costs for a commercially competitive complex of similar characteristics in the Denver Metropolitan area.

        Notwithstanding anything to the contrary contained herein, Operating Costs shall expressly exclude the following:

          (1)  Costs of maintenance and repair reimbursed by insurance proceeds;

          (2)  Alterations or other specific costs attributable solely to other tenant's space in the Building which under the terms of the respective lease is such tenant's responsibility;

          (3)  Landlord's income taxes, excess profit taxes, franchise taxes or similar taxes on Landlord's business;

          (4)  Leasing commissions, advertising and marketing expenses, tenant finish for other tenants of the Building Complex, costs of preparing leases, and other costs of Landlord related substantially to leasing space for other tenants in the Building Complex;

          (5)  Interest on debt or amortization payments on any mortgages or deeds of trust, ground lease rent or other charges or expenses in connection with the financing or refinancing of the Building Complex or penalties or fines charged in connection therewith;

          (6)  Landlord's costs in enforcing leases for other tenants in the Building Complex including without limitation, all legal fees, costs and expenses to collect rent arrearages and recover possession;

          (7)  Any charge for depreciation of the Building or amortization of capital equipment except as expressly provided for above in 7.2(G); ~~and~~

          (8)  Capital investment items, except as expressly provided above in 7.2(G);

          (9)  The cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

          (10) The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building;

          (11) Any operating expense representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

          (12) The cost of overtime except in the case of an emergency or other expense to Landlord in curing its defaults or performing work expressly provided in this or other Lease to be borne at Landlord's expense;

          (13) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building;

          (14) Other expenses not considered normal and customary maintenance or operation expenses ~~according to GAAP; and~~

          (15) Landlord's general corporate overhead and general and administrative expenses other than the fee described in Section 7.2~~(M)~~ (N) above.

          (16) ~~Costs to repair any casualty in excess of reasonable~~ Insurance deductibles in excess of those that are normal and customary.

        Section 7.3.    Operating Costs Escrow.    At the same time that Tenant pays Base Rent each month, Tenant will pay to Landlord in escrow an amount equal to one-twelfth (1/12) of Landlord's reasonable estimate of Operating Costs for the calendar year in which the payment is made, as provided for in Section 7.4 below.

        Section 7.4.    Estimate Statement.    Landlord shall provide Tenant with a yearly statement setting forth Landlord's reasonable estimate of the Operating Costs ("Estimate Statement"), including, either separately or together with the other Operating Expenses, an estimate of taxes and insurance for the next calendar year, which such Estimate Statement may be revised from time to time as is determined reasonably necessary by the Landlord but no more than one time for every six (6) month period under this Lease. Landlord shall furnish the first Estimate Statement on or before the Commencement Date and thereafter within ninety (90) days after the close of the calendar year or as soon thereafter as is reasonably possible. Until a new Estimate Statement is provided, Tenant shall continue to pay monthly estimates in the manner set forth above based upon the previous Estimate Statement. Landlord shall, within a reasonable period of time not to exceed one hundred twenty (120) days after each calendar year, provide Tenant with a reconciliation statement comparing the Operating Costs paid by Tenant with Landlord's actual expenses for such calendar year. In the event such reconciliation statement reveals an underpayment of Operating Costs, Tenant shall, within thirty (30) days, pay to Landlord the amount of such underpayment. If, on the other hand, the reconciliation statement reveals an overpayment, Landlord shall immediately refund the amount of such overpayment to Tenant. Provided, however, no refunds in Operating Costs or amounts escrowed hereunder shall be paid to Tenant if Tenant is in default of any of its obligations under this Lease until such default is cured. The failure of Landlord to submit statements provided for herein shall not relieve Tenant of its obligation to pay its proportionate share of Operating Costs.

        Section 7.5.    Audit.    Provided Tenant is not in default under this Lease beyond any applicable cure periods, Tenant, at its sole expense, shall have the right at all reasonable times during Landlord's normal business hours, and upon a minimum of fourteen (14) calendar days written notice, to audit Landlord's books and records relating to this Lease at a location designated by Landlord. All such audits shall be performed by a national or regional company with experience in performing such audits. Audit requests shall be limited to the immediately preceding three (3) calendar years, and the year in which the Base Rent is calculated if such year is not within the said three (3) year period. No audit may be conducted for a calendar year, or portion thereof, which falls outside the Term of this Lease. ~~Notwithstanding any of the foregoing, if an audit has previously been conducted for a particular calendar year by this, or any other tenant, Tenant shall accept a copy of the prior audit in lieu of conducting a separate audit.~~ If such audit discloses an overstatement by Landlord, then Landlord shall immediately refund such overage to Tenant. If, on the other hand, the audit discloses an understatement, Tenant shall ~~immediately~~ pay to Landlord within ten (10) days after completion, the additional amounts due.

        Section 7.6.    Standard of Operation.    Landlord agrees that during the Term of this Lease the Building Complex shall be operated in a reasonable and prudent manner as a suburban office building and that all costs and expenses (including salaries and wages) includable in Operating Costs shall be comparable to the generally prevailing costs which would then be paid or incurred therefor by a reasonably prudent operator of a similar office building in the marketplace generally similar to the Building Complex as reasonably determined by Landlord.

ARTICLE 8.

HOLDING OVER

        Should Tenant hold over after the termination of this Lease, whether such termination occurs by lapse of time or otherwise, Tenant shall become a tenant from day-to-day upon each and all of the terms herein provided as may be applicable to such a tenancy, and any such tenancy shall not constitute an extension of this Lease; provided, however, during such period as a tenant from day-to-day, Tenant shall pay all Additional Rent therefor, together with Base Rent at a rate equal to one hundred fifty percent (150%) of the Base Rent which was payable for the month immediately preceding the date of termination of this Lease prorated for each day that Tenant holds over, and, in addition, Tenant shall reimburse Landlord for all damages (consequential as well as direct) sustained by Landlord by reason of Tenant's occupying the Leased Premises past the termination date. Alternatively, at the election of Landlord and expressed in a written notice to Tenant and not otherwise, such retention of possession past the termination date shall constitute a month-to-month tenancy upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy; provided, however, during such period as a tenant from month-to-month, Tenant shall pay Base Rent at a rate equal to one hundred fifty percent (150%) of the Base Rent which was payable for the month immediately preceding the date of termination of this Lease. The provisions of this Article 8 shall not exclude nor waive Landlord's right of re-entry or any other right or remedy hereunder.

ARTICLE 9.

BUILDING SERVICES

        Section 9.1.    Standard Services.    Landlord agrees to furnish to the Building, ~~excluding~~ including the Leased Premises during regular business hours from 7:00 A.M. to 7:00 P.M. Mondays through Fridays and from 8:00 A.M. to 1:00 P.M. Saturdays, except for holidays as the same are determined by Landlord, and subject to the rules and regulations of the Building, heat and air conditioning, which in Landlord's judgment is necessary to provide a reasonably comfortable environment for the use and occupancy of the Building Common Areas, ~~excluding~~ and the Leased Premises, and, if necessary, passenger elevator service and, subject to scheduling by Landlord, freight elevator service, if applicable. Landlord shall also furnish: (i) ~~110 volt, 20 ampere~~ sufficient electric current to be supplied for lighting the Common Areas and ~~Leased Premises and~~ public halls, and for the operation all equipment serving the Building and Common Areas ~~of ordinary office equipment, exclusive of heavy-duty equipment, computers,~~

~~copying equipment, or comparable equipment~~; (ii) janitorial and cleaning services for the Common Areas which in Landlord's judgment is necessary to provide a reasonably clean environment; and (iii) domestic water for the Common Areas, in reasonable quantity. Elevator service, if any, shall mean service by non-attended automatic elevators. Landlord shall also furnish, at rates set from time to time, heating and air conditioning at such other times as are not provided for herein, provided Tenant gives Landlord not less than forty-eight (48) hours written notice of Tenant's needs for such additional heating or air conditioning. Landlord shall also, at said times, maintain and keep lighted the common stairs, entries, and toilet rooms in the Building that would reasonably be subject to use by Tenant, its agents and employees during other than regular business hours. Landlord also has the right to charge Tenant for energy costs incurred because of Tenant's above standard service usage or by reason of usage of the Leased Premises or the Building Common Areas during other than regular business hours.

        Section 9.2.    Interruption of Standard Services.    Tenant agrees that Landlord shall not be liable for failure to supply any heating, air conditioning, elevator, janitorial services, electric current, or any other service described in Section 9.1 above during any period when Landlord uses reasonable diligence to restore or to supply such services or electric current, it being further agreed that Landlord reserves the right to temporarily discontinue such services or any of them, or electric current at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations, or improvements, or whenever by reason of strikes, lockouts, riots, acts of God, or any other happening or occurrence beyond the reasonable control of Landlord. If Landlord, despite commercially reasonable efforts, is unable to furnish such services or electric current, Landlord shall not be liable for damages to persons or property for any such discontinuance, nor shall such discontinuance in any way be construed as a constructive or actual eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations hereunder. Landlord's obligation to furnish services or electric current shall be conditioned upon the availability of adequate energy sources from the public utility companies then serving the Building Complex. Landlord shall have the right to reduce heating, cooling, or lighting within the Leased Premises and in the public areas in the Building Complex as required by any mandatory or voluntary fuel or energy-saving program. Tenant agrees to, at its expense, comply with any such program with respect to services supplied to the Leased Premises. Landlord shall have the right to enter upon the Leased Premises at all reasonable times upon twenty-four (24) hours prior ~~written~~ notice (except in case of an emergency for which no notice shall be required) in order to make ~~such~~ any necessary repairs, alterations, and adjustments to any of the systems, facilities, or equipment serving the Building or the Leased Premises. ~~as shall be necessary in order to comply with the provisions of any voluntary fuel or energy-saving program or any mandatory statute, regulation, or program.~~

        Section 9.3.    Services Paid by Tenant.    In addition to its responsibility for payment of Operating Costs, Tenant shall pay the costs of electricity, telephone services and janitorial services. ~~supplying all services~~ supplied to the Leased Premises.~~, including the costs of all utilities including electricity, telephone services, HVAC and janitorial services.~~ Tenant shall separately arrange with the applicable local public authorities, ~~or~~ utilities or private companies, as the case may be, for the furnishing of and payment for all ~~telephone~~ such services as may be required by Tenant in the use of the Leased Premises. Tenant shall directly pay for the costs of such ~~telephone~~ services, including the establishment, and connection ~~and metering~~ thereof, at the rates charged for ~~such services~~ the same by said authority, utility or company, and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease. Tenant's Proportionate Share of Operating Costs shall not include any charges to provide said services directly to other tenants in the Building, but shall include said charges as are for providing those services to the Common Areas and for the maintenance, repair or replacement of the systems, facilities and equipment serving the Building, including the Leased Premises, subject to the provisions of Section 7.2. Landlord agrees that all such utilities (including electrical current at 400 amps of power at 277/480 volt, 3 phase) are currently existing and capable of being supplied ~~or applied~~ to the Leased Premises for reasonable use as general office space subject only to activation by Tenant with the applicable utility provider.

        Landlord reserves the right to require Tenant to separately pay for other services including gas and HVAC consistent with the provisions of Section 9.4.

        Section 9.4.    Above-Standard Service Requirements.    Tenant shall be responsible for, and indemnifies Landlord from all costs of whatever nature caused by its use of any above-standard services (whether provided by Landlord or separately metered,)including excess electricity, water and other energy beyond what is reasonably necessary for general office use. If heat-generating machines or equipment, including telephone equipment, cause the temperature in the Leased Premises, or any part thereof, to exceed the temperatures the Building's air conditioning system would be able to maintain in such Leased Premises ~~the Building Complex~~ were it not for such heat generating equipment then, Landlord reserves the right to install supplementary air conditioning units in the Leased Premises, and the cost thereof, including without limitation the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord provided that Landlord has given Tenant ten (10) days prior written notice to cause its heat-generating equipment to be cooled so as to restore the temperature in the Leased Premises ~~Building Complex, together with an estimate for the supplementary air conditioning units.~~ Tenant shall not, without the written consent of Landlord, use any apparatus or device which will in any way increase the amount of ~~electricity or~~ water or other energy not separately metered which Landlord determines to be reasonable for use of the Leased Premises as general office space. ~~nor connect with electric current (except through existing electrical outlets in the Leased Premises) or water pipes any apparatus or device for the purposes of using electric current, water, or any other energy.~~ If Tenant shall require ~~electric current,~~ water, or any other energy not separately metered in excess of that which is respectively obtainable from existing ~~electrical~~ outlets or water pipes, and which is, in Landlord's opinion, above normal for use of the Leased Premises as general office space, Tenant shall first procure the written consent of Landlord, which Landlord may not unreasonably refuse. If Landlord consents to such excess ~~electric,~~ water, or other energy requirements, Tenant shall, on demand, pay all costs reasonably attributable thereto including the cost of meter service and installation of facilities necessary to measure and/or furnish such excess capacity. Tenant shall also pay the entire cost of such additional ~~electricity,~~ water, or other energy used.~~, including, without limitation, the operation of heavy-duty accounting equipment and copy equipment, computer equipment, and the operation of ordinary office equipment in such numbers that more electric current is required than is necessary for normal business office use as determined by Landlord~~.

        Section 9.5.    Cleaning.    ~~Tenant shall not provide any~~ The janitorial, cleaning or other services ~~without Landlord's written consent, and then only~~ provided to the Leased Premises by Tenant shall be subject to the reasonable supervision of Landlord ~~at Tenant's sole responsibility and cost, and by a janitorial or cleaning~~ and shall be provided by contractors or employees at all times reasonably satisfactory to Landlord.

        Section 9.6.    Parking Rental.    Tenant shall be provided non-exclusive surface parking in the Building Complex's parking lots at a ratio of five (5) per 1,000 rentable square feet of office space leased. Based upon leasing 23,824 rentable square feet, this ratio equates to 119 spaces, all of which will be provided at no expense to Tenant during the Primary Term of this Lease. Of such spaces, Tenant shall be entitled to have 18 covered parking to be provided at the monthly rate of $45.00 per space per month for months 1 through 36 of the Lease Term, and $52.00 per space per month for months 37 through 84 of the Lease Term. Notwithstanding the foregoing, subject to the following conditions, Tenant shall be allowed the right to have three (3) of the 119 spaces provided herein assigned as its visitor parking. Provided, however, if Landlord reasonably determines that Tenant is not sufficiently utilizing said three (3) spaces as visitor parking, then, upon thirty (30) days notice from Landlord, Tenant's rights to have the same assigned shall terminate and all 119 of Tenant's parking spaces shall be on a non-exclusive basis. Landlord reserves the right to temporarily eliminate any such parking for construction, maintenance and repair and replacement of buildings and improvements in the Building Complex.

        Section 9.7    Re-Lamping.    Landlord shall have the exclusive right and obligation to make any replacement of electric light bulbs, fluorescent tubes and ballasts in the Building Complex throughout the Term of this Lease. Landlord may adopt a system of relamping and reballasting periodically on a group basis in accordance with good management practice.

ARTICLE 10.

USE OF LEASED PREMISES

        Section 10.1    Use.    The Leased Premises shall not be used other than for the purpose set forth in Article 2 of this Lease. Landlord represents for the benefit of Tenant that the Leased Premises is zoned for general office use. The purpose for which the Leased Premises are used shall at all times comply with all applicable laws, ordinances, regulations, or other governmental ordinances from time to time in existence and any easements, declarations, covenants, conditions, and restrictions now or hereafter recorded with respect to the Property. The Rules and Regulations attached hereto as Appendix D, as well as additional rules and regulations as may be hereinafter adopted from time to time by Landlord for the safety, care and cleanliness of the Leased Premises and the Building Complex and the preservation of good order thereon, are expressly made a part hereof, and Tenant agrees to obey all such Rules and Regulations and any reasonable modifications thereto adopted by Landlord from time to time. No Rules and Regulations adopted by Landlord shall unreasonably interfere with Tenant's use and occupancy of the Leased Premises, materially increase Tenant's obligations hereunder, or materially diminish Tenant's rights hereunder. In the event there is any conflict between this Lease and such additional Rules and Regulations, the terms hereof shall prevail. Tenant further agrees that it shall not use the Leased Premises in violation of any exclusive right of use granted by the Landlord to any other tenant in the Building Complex granted to another tenant prior to the date hereof of which Tenant has prior notice.

        Section 10.2.    Prohibited Use.    The Leased Premises shall not be used for any improper or unlawful purpose, or for the carrying on of any barter, trade, or exchange of goods, or sales through promotional give-away gimmicks, or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building Complex. Tenant agrees that it will not store, do or permit anything to be done in or about the Leased Premises, nor keep, use, sell, or offer for sale in or upon the Leased Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building Complex or which would cause the cancellation of any such insurance policies. In the event Tenant's occupancy or conduct of business in or on the Leased Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building Complex, Tenant shall pay any such increase in premiums as Rent within ten (10) calendar days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the Building Complex showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises; provided that Tenant shall not be required to construct any capital improvements in order to effect such compliance unless such improvement is required due to Tenant's particular use of the Leased Premises.

        Section 10.3    Hazardous Materials.

        A.    Tenant warrants, covenants and agrees to conduct its business and operations on and from the Leased Premises in strict compliance and accordance with all federal, state and local environmental laws, regulations, executive orders, ordinances and directives now in force or which may hereafter be in force, including, but not limited to, the following: Clean Air Act; Clean Water Act; Resource Conservation and Recovery Act; Toxic Substances Control Act; Hazardous Materials Transportation Act; Comprehensive Environmental Response, Compensation and Liability Act; Emergency Planning and Community Right to Know Act; and all state law counterparts, including, without limitation, the Colorado Hazardous Waste Management Act (collectively referred to as "Environmental Laws"), and any amendments to any such Environmental Laws, and not to cause, suffer or permit any damage or impairment to the health or safety ~~or comfort~~ of any person or to the environment at or on the Leased Premises and, to the extent the same is within Tenant's control, the surrounding property, including, but not limited to, damage or threatened damage to the soil, air, surface or groundwater resources at the Leased Premises ~~and~~ or, to the extent the same is within Tenant's control, on the surrounding property, nor cause, ~~suffer~~ allow to be suffered or permit any condition constituting a nuisance or violation of or resulting in liability under any Environmental Laws. Except for such as are a part of the ordinary course of Tenant's business and which are used in compliance with all Environmental Laws and have been approved in writing by Landlord, Tenant shall not cause or allow anyone else to cause any Hazardous Materials, as herein defined, to be used, generated, stored, brought onto, or disposed of on or about the Leased Premises or the Building Complex without the prior written consent of Landlord, which consent can be withheld at the sole discretion of Landlord, and may be revoked at any time. Tenant shall provide Landlord with immediate notice of any violation of its Environmental Obligations or of any spill, release or discharge of any Hazardous Materials at or affecting the Leased Premises or the Building Complex. For purposes of this Lease, the term "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is regulated or becomes regulated under any applicable Environmental Laws. The foregoing obligations of Tenant shall hereinafter collectively be referred to as the "Environmental Obligations." Tenant shall assume sole and full responsibility for and shall remedy at its sole expense all violations by Tenant of such Environmental Obligations.

        B.    At the commencement of this Lease and on January 1 of each year thereafter throughout the Term of this Lease, and on January 1 of the year after termination of this Lease, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials which were stored, used or disposed of on the Leased Premises in the preceding Lease year and the names and amounts of all Hazardous Materials which Tenant intends, subject to Landlord's approval, to store, use or dispose of on the Leased Premises in the Lease year just then beginning.

        C.    Landlord, and its agents, shall have the right, but not the duty, to inspect the Leased Premises and conduct tests and investigations at any time upon reasonable prior notice of at least forty-eight (48) hours (except in the case of an emergency) to determine whether Tenant is complying with the terms of this Lease. If Landlord determines from any such inspection, tests or investigations that a violation of Tenant's Environmental Obligations exists or existed with respect to Hazardous Materials, Tenant shall pay to Landlord, upon demand and in addition to all other damages provided for herein, all of Landlord's costs of such inspection, tests and investigations.

        D.    In the event ~~of any violation of, or failure~~ Tenant violates or fails to comply with, any of the Environmental Obligations, Tenant agrees, at its sole cost and expense, promptly to remedy and correct such violation or failure, including all required or appropriate clean up, clean up-related activities and all other appropriate remedial action. Tenant covenants and agrees to protect, indemnify and hold Landlord harmless from and against any and all obligations, claims, including any investigations, administrative claims and claims for injunctive relief, loss, cost, damage, expense or liability, including, without limitation, any liability arising under any Environmental Laws, plus reasonable attorneys' fees, incurred by or asserted against Landlord resulting from any failure of Tenant to comply with the Environmental Obligations. Landlord shall have the right to defend itself in any action, suit or proceeding commenced against Landlord as a result of Tenant's violation of or failure to comply with the Environmental Obligations, with attorneys and, as necessary, technical consultants chosen by Landlord, and Tenant agrees to pay to Landlord all reasonable attorneys' fees, consultant fees, and other costs in connection therewith incurred by Landlord. In addition, Landlord shall have the right, but not the obligation, to cure Tenant's violation of or failure to comply with the Environmental Obligations, at Tenant's sole expense, and Tenant shall promptly, upon receipt of demand therefor, reimburse Landlord for all amounts expended in connection with such cure. Landlord shall use reasonable efforts to minimize interference with Tenant's business but shall not be liable for any interference caused thereby provided that Landlord acts in a commercially reasonable manner. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials, nor the compliance by Tenant with all Environmental Laws shall excuse Tenant from its indemnification of Landlord hereunder, which such indemnification shall survive the termination of this Lease.

        E.    Landlord covenants and agrees to protect, indemnify and hold Tenant harmless from and against any and all obligations, claims, including any investigations, administrative claims and claims for injunctive relief, loss, cost, damage expense or liability, including without limitation any liability arising under any Environmental Laws, plus reasonable attorneys fees, incurred by or asserted against Tenant resulting from any failure of Landlord to comply with any Environmental Laws or regulation, with respect to the Leased Premises prior to the term of this Lease.

        Section 10.4.    No Waste.    Tenant shall not commit, suffer, or permit any waste, damage, disfiguration, or injury to the Leased Premises or, to the extent the same is within Tenant's control, to the Building Complex, or permit or suffer any overloading of the floors thereof, and shall not place any safes, heavy business machinery, computers, data processing machines, or other heavy things in the Leased Premises or, to the extent the same is within Tenant's control, to the Building Complex without first obtaining the written consent of Landlord and, if required by Landlord, of Landlord's architect, and shall not use or permit to be used any part of the Leased Premises or, to the extent the same is within Tenant's control, the Building Complex for any dangerous, noxious, or offensive trade or business, and shall not cause or permit any nuisance, or unreasonable noise or action in, at, or on the Leased Premises.

        Section 10.5.    Protection Against Insurance Cancellation.    If any insurance policy on the Building Complex or any part thereof shall be canceled or if cancellation shall be threatened, or if the coverage thereunder shall be reduced or be threatened to be reduced, in any way by reason of the use or occupation of the Leased Premises or any part thereof by Tenant, any assignee or subtenant of Tenant, or by anyone permitted by Tenant to be upon the Leased Premises, and if Tenant fails to remedy the condition giving rise to the cancellation, threatened cancellation, reduction, or threatened reduction of coverage within forty-eight (48) hours after written notice thereof, Landlord may, at its option, enter upon the Leased Premises and attempt to remedy such condition, and Tenant shall forthwith pay the cost thereof to Landlord as Additional Rent, including without limitation, reasonable attorneys' fees incurred by Landlord. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Leased Premises as a result of such entry. In the event that Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Article 10, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder, and Landlord shall have no obligation to attempt to remedy, and Landlord may pursue all of its remedies provided for in this Lease in the event of a default by Tenant.

ARTICLE 11.

COMPLIANCE WITH LAW

        Tenant shall not use the Leased Premises or permit anything to be done in or about the Leased Premises which will in any way conflict with any law, statute, ordinance, court or administrative order, or governmental rule or regulation, including without limitation, the Americans with Disabilities Act, now in force or which may hereafter be entered, enacted, promulgated or amended. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, court or administrative orders, and governmental rules, regulations, or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition use, or occupancy of the Leased Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall not be required to construct any capital improvements in order to effect compliance, unless such improvement is required due to Tenant's particular use of the Leased Premises.

ARTICLE 12.

ALTERATIONS AND REPAIRS

        Section 12.1. Tenant to Maintain. Except for those matters which are the responsibility of Landlord under Section 12.4 below, Tenant shall, at its sole expense, keep the Leased Premises including the office front, doors and windows and all improvements and betterments thereto in good repair and tenantable condition during the Term of this Lease. Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements, or additions to the Leased Premises, with an annual cost exceeding $10,000, including, but not limited to, partitions, wall coverings, floor coverings, and special lighting installations. In the event that Tenant desires to make any alterations, improvements, or additions, costing in excess of $10,000 in the aggregate, Tenant shall first submit to Landlord written plans and specifications therefor and obtain Landlord's written approval thereof prior to commencing any such work. All alterations, improvements, or additions, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Leased Premises shall become Landlord's property and shall remain upon the Leased Premises at the termination of this Lease by lapse of time or otherwise, without compensation to Tenant (excepting only Tenant's movable office furniture, trade fixtures, and office and professional equipment); provided, however, that Landlord shall have the right upon written notice to require Tenant to forthwith remove such alterations, improvements, or additions at Tenant's cost upon the termination of this Lease, and to, at Tenant's cost, repair any damage caused to the Leased Premises or the Building Complex as a result of any such removal and restore the Leased Premises to its condition prior to the installation of such alterations, improvements or additions. In the event Tenant fails to perform the repairs required hereunder, Landlord shall be entitled to perform the same and recover from Tenant all costs and expenses thereof, including attorneys fees. The work necessary to make any repairs required pursuant to this Section 12, or to make any alterations, improvements, or additions to the Leased Premises to which Landlord may consent pursuant hereto, shall be at Tenant's cost and done by employees or contractors employed by Landlord, or with Landlord's consent in writing given prior to the letting of a contract, by contractors employed by Tenant, but in each case, only under written contract approved in writing by Landlord, and subject to all conditions Landlord may impose. Tenant shall promptly pay to Landlord or to Tenant's contractors, as the case may be, when due, the cost of all such work and of all decorating or redecorating required by reason thereof, and upon completion, deliver to Landlord, if payment is made directly to Tenant's contractors, evidence of payment and waivers of all liens for labor, services, or materials, and furthermore, Tenant shall defend and hold Landlord, the Leased Premises and the

Building Complex harmless from all costs, damages, liens for labor, services or materials and other expenses relating to such work, and shall defend and hold Landlord harmless from all costs, damages, liens, and expenses related thereto, including without limitation reasonable attorneys' fees. In the event that Landlord incurs any expenses in the removal of trash, or the cleaning of elevators, public corridors, loading areas, and other common areas as a result of Tenant's contractors' work, then Tenant agrees it shall reimburse Landlord within seven (7) calendar days of the date of billing.

        Section 12.2.    Protection Against Liens.    At least five (5) calendar days prior to the commencement of any work on the Leased Premises, Tenant shall notify Landlord of the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of the Colorado Revised Statutes regulating such matters. During the progress of any such work on the Leased Premises, Landlord or its representatives shall have the right to go upon and inspect the Leased Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by Section 38-22-105(2) (C.R.S. 1973), or any other applicable statute, or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Leased Premises and the Building Complex.

        Section 12.3.    Condition on Surrender.    Tenant shall, at the termination of this Lease, surrender the Leased Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit, loss by ordinary wear and tear, fire, and other ~~insured against~~ casualty required to be insured against hereunder, and hazardous materials not placed thereon by Tenant excepted. In the event the Leased Premises are not surrendered in such condition, Tenant shall be responsible to Landlord for all costs and expenses of repair and replacement to return the Leased Premises to such condition, and, in addition, Tenant shall pay Landlord as damages an amount equal to the sum of all Rent that would be due under this Lease had the Lease been extended for the period of time reasonably necessary to enable Landlord to make the repairs and replacements.

        Section 12.4.    Landlord's Obligations.    Subject to Section 12.5 regarding damage caused by Tenant, and the provisions of Article 7 regarding Tenant's obligation for payment of Operating Costs, Landlord shall repair and maintain all of the Appurtenances and the exterior and structural portions of the Building, including the exterior wall and roof but excluding the office front, doors and windows and shall, subject to Tenant's obligations under section 9.3, operate, maintain, repair and replace the systems, facilities and equipment necessary for the proper operation of the Building and for the provision of Landlord's services under Article 9 hereof. Landlord shall not be liable for any failure to make such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of Rent by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building Complex or the Leased Premises or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereinafter in effect.

        Section 12.5.    Damage by Tenant.    If the Building, elevators, boilers, engines, pipes, and other apparatus, or members or elements of the Building (or any of them) used for the purpose of climate control of the Building or operations of elevators, or if the water pipes, drainage pipes, electric lighting, or other equipment of the Building, the roof or outside walls of the Building, or parking facilities, or any other Appurtenances become damaged or are destroyed through the negligence, carelessness, or misuse of Tenant, its servants, agents, employees, or invitees ~~anyone permitted by Tenant to be in or on the Building Complex,~~ or through Tenant or such parties, then the cost of necessary repairs, replacements, or alterations performed by Landlord shall be borne solely by Tenant, who shall, on demand, forthwith pay the same to Landlord as Rent.

ARTICLE 13.

ABANDONMENT

        Tenant shall not vacate or abandon the Leased Premises at any time during the Term hereof, without continuing to pay sums due hereunder and complying with all other obligations contained in this Lease. If Tenant shall abandon, vacate, or surrender (whether at the end of the Primary Term or otherwise) the Leased Premises, or shall be dispossessed by process of law or otherwise, then any personal property belonging to Tenant and left on the Leased Premises shall be deemed abandoned. If Tenant elects to vacate or abandon or surrender the Leased Premises while continuing to pay sums due and to comply with its obligations hereunder, it shall nevertheless provide Landlord with written notice of whether it intends to reoccupy the Leased Premises during the Term. In the event Tenant does not intend to reoccupy the Leased Premises, Landlord shall have the right, but not the obligation, to recapture the Leased Premises in order to relet the same to a new tenant. In such event, Tenant shall pay all rent and other sums due hereunder through the date of recapture by Landlord, together with all costs of reletting including tenant finish and leasing commissions.

ARTICLE 14.

ASSIGNMENT AND SUBLETTING

        Section 14.1    Limitation on Assignment or Subletting.    Except as expressly set forth below, Tenant shall not assign this Lease, or any interest therein, and shall not sublet the Leased Premises, or any part thereof, or any right or privilege appurtenant thereto, or shall not suffer any other person to occupy or use the Leased Premises or any portion thereof, without the prior written consent of Landlord, which consent may be withheld except as hereinafter expressly otherwise provided. Landlord agrees not to withhold consent to any proposed assignment of Tenant's entire interest in this Lease or to a subletting of the entire Leased Premises for all of the then remaining term of this Lease less one (1) day, provided Tenant requests the same in writing, and provided: (i) at the time thereof, Tenant is not in default under this Lease; (ii) Landlord, in its discretion reasonably exercised, determines that the reputation, business, proposed use of the Leased Premises, and financial responsibility of and by the proposed assignee or sublessee, as the case may be, are satisfactory to Landlord; (iii) any assignee shall expressly assume all the obligations of this Lease on Tenant's part to be performed; (iv) such consent, if given, shall not release Tenant of any of its obligations (including, without limitation, its obligation to pay Rent) under this Lease; and (v) Tenant and/or Tenant's assignee in the case of an assignment specifically agree to pay over to Landlord, as Rent, fifty percent (50%) of all sums provided to be paid under the terms and conditions of such sublease or assignment which would be in excess of the amounts otherwise required to be paid by Tenant pursuant to this Lease after deducting the reasonable costs of such subletting or assignment, including without limitation broker's commissions, reasonable attorneys fees, and the cost of any alterations reasonably required in connection therewith; provided that the fair market value of any furniture or equipment leased or sold by Tenant in connection with such assignment or subletting shall be excluded from such calculation. Notwithstanding the foregoing, any consideration given to Tenant by a subleasee or assignee in exchange for a transaction contemplated in Section 14.4 shall not be deemed amounts to be paid by Tenant under the Lease. Any assignment, subletting, or occupancy without Landlord's prior written consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law without the written consent of Landlord, which consent may be arbitrarily withheld.

        Section 14.2.    Acceptance of Performance No Waiver.    If this Lease be assigned, or if the Leased Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after the occurrence of any default under this Lease, collect the Rent from the assignee, subtenant, or occupant and apply the net amount collected to the Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed an acceptance of the assignee, subtenant or occupant as the Tenant hereof, or constitute a release of Tenant from further performance by Tenant of all covenants on the part of Tenant herein contained. Unless otherwise permitted below in Section 14.4, a sale by Tenant of all or substantially all of its assets or all or substantially all of its stock, if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, or the transfer of twenty-five percent (25%) or more of the stock in a corporate tenant whose stock is not publicly traded, or the transfer of twenty-five percent (25%) or more of the beneficial ownership interests in a partnership tenant, without the prior written consent of Landlord shall constitute a prohibited assignment hereunder. Consent by Landlord to any one assignment or subletting shall not in any way be construed as relieving Tenant from obtaining the Landlord's express written consent to any further assignment or subletting. Notwithstanding the consent of Landlord to any subletting or assignment, and also in the event of an assignment or subletting under Section 14.4 below, Tenant shall nevertheless not be relieved from its primary obligations hereunder to Landlord including, but not limited to, the payment of all Rent, taxes and insurance premiums as herein provided, and Tenant's Proportionate Share of Operating Costs.

        Section 14.3.    Landlord to Approve Documents.    All documents utilized by Tenant to evidence any subletting or assignment to which Landlord has consented shall be subject to prior reasonable approval by Landlord or its attorney. Tenant shall pay on demand all of Landlord's actual reasonable costs and expenses, including reasonable attorneys' fees, not to exceed $500.00, incurred in determining whether or not to consent to any requested subletting or assignment and in reviewing and approving such documentation. All public advertisements of the assignment of the Lease or sublet of the Leased Premises, or any portion thereof, shall be subject to the prior approval of Landlord, which approval may not be unreasonably withheld or denied.

        Section 14.4.    Permitted Transferees.    Notwithstanding anything to the contrary contained in this Lease and provided Tenant is not in default hereunder, Tenant, without Landlord's prior written consent (but with written notice thereof) may sublet the Leased Premises or assign this Lease to: (i) a subsidiary, affiliate, franchisee, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant's assets or stock (collectively "Permitted Transferees"). Provided, however, that any Permitted Transferee must have a net worth ~~of at least Fifty Million Dollars~~ equal to or greater than that of Tenant, and no such assignment or sublease shall operate to release any security obtained by Landlord from Tenant under the Lease, including the Security Deposit, the Additional Security Deposit or, the Letter of Credit. ~~and any personal guarantees~~. For purposes of this Lease, a transfer of stock in connection with any sale of Tenant's capital stock through any public exchange thereof shall not be deemed an assignment, subletting or other transfer of this Lease or the Leased Premises requiring Landlord's consent.

ARTICLE 15.

SIGNS AND ADVERTISING

        Tenant shall not install, paint, display, inscribe, place, or affix any sign, picture, advertisement, notice, lettering, or direction in the interior of the Leased Premises which is visible from the outside of the Building. Landlord will prescribe a uniform pattern of identification signs for Tenant, to be placed on the outside of the doors leading into the Leased Premises, and other than such identification signs, Tenant shall not install, paint, display, inscribe, place, affix, or otherwise attach, any sign, picture, advertisement, notice, lettering, or direction on the outside of the Leased Premises for exterior view without the prior written consent of Landlord. Tenant shall have standard identification in the Building lobby directory. Landlord represents that there is currently no monument or exterior signage available to tenants in the Building Complex. Landlord further represents that if the same ever exists, Tenant shall have equal rights, with all other tenants in the Building Complex, and subject in all instances to the Landlord's reasonable approval regarding size, design, and location, to participate in such signage. Provided, however, Landlord shall have no obligation whatsoever to provide such signage or to seek approval of the same from any governmental or other entity.

ARTICLE 16.

DAMAGE TO PROPERTY, INJURY TO PERSONS

        Section 16.1    Tenant's Waiver of Claims.    Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, to the extent permitted by law, hereby waives all claims (except claims caused by or resulting from the gross negligence of Landlord, its agents, servants, or employees) which Tenant, Tenant's successor, or permitted assigns may have against Landlord, its agents, servants, or employees for loss, theft, or damage to property and for injuries to persons, including death, in, upon, or about the Leased Premises, the Building, or the Building Complex, from any cause whatsoever. Tenant will protect, defend, indemnify, and hold Landlord, its agents, servants, and employees exempt and harmless from and on account of any damage or injury to person, including death, or to the goods, wares, and merchandise of any person, including the loss of the use thereof, occasioned by Tenant's use or occupancy of or otherwise arising in any manner from, on, or out of the Leased Premises, other than that caused by or resulting from the gross negligence of Landlord, or its agents, servants or employees.

        Section 16.2.    Negligence of Third Parties.    Neither Landlord nor its agents, servants, or employees shall be liable to Tenant for any damage by or from any act or negligence of any other tenant or occupant of the Building or by any owner or occupant of adjoining or contiguous property. Tenant agrees to pay for all damage to the Building Complex, the Leased Premises, as well as all damage to tenants or occupants thereof caused by Tenant's misuse or neglect of the Leased Premises, its apparatus or appurtenances, or caused by any licensee, contractor, agent, or employee of Tenant. Notwithstanding the foregoing provisions, neither Landlord nor Tenant shall be liable to one another for any loss, damage, or injury caused by its act or neglect to the extent that the other party is required to obtain insurance coverage against such loss, damage or injury under the provisions of this Lease.

        Section 16.3.    Tenant's Property.    Particularly, but not in limitation of the foregoing paragraph, all property belonging to Tenant, or any occupant of the Leased Premises, that is in the Building or the Leased Premises, shall be there at the risk of Tenant or other person only, and Landlord or its agents or employees (except in the case of gross negligence of Landlord or its agents or employees) shall not be liable for: (i) damage to or theft of or misappropriation of such property; (ii) any damage to property entrusted to Landlord, its agents, or employees, if any; (iii) loss of or damage to any property by theft or otherwise, by any means whatsoever; (iv) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, snow, water, or rain which may leak from any part of the Building or from the pipes, appliances, or plumbing works therein or from the roof, street, subsurface, or from any other place, or resulting from dampness or any other cause whatsoever; (v) interference with the light, air, or other incorporeal hereditament; or (vi) any latent defect in the Leased Premises or the Building Complex. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building Complex or of observed defects therein or in the fixtures or equipment.

        Section 16.4.    Tenant to Perform.    In the event that any action or proceeding shall be brought against Landlord by reason of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, its agents, or employees, then Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord, and Tenant hereby agrees to hold Landlord harmless from and against all liability resulting therefrom, including, without limitation, reasonable attorneys' fees.

ARTICLE 17.

TENANT'S INSURANCE

        Tenant shall, during the entire Term of this Lease, at its sole cost and expense, obtain, maintain, and keep in full force and effect the following types of insurance:

        Section 17.1.    Fire and Extended Coverage.    Fire and extended coverage insurance, including endorsements for vandalism, malicious mischief, theft, sprinkler leakage, covering all of Tenant's property, including, but not limited to, furniture, fittings, installations, alterations, additions, partitions, fixtures, other personal property, and anything in the nature of a leasehold improvement, including the office front, doors and windows for the Leased Premises in an amount equal to the full replacement cost of such property without deduction for depreciation.

        Section 17.2.    Public Liability.    Public liability insurance, including bodily injury and property damage, personal injury, contractual liability with respect to all claims, demands, or actions by any person, firm, or corporation occurring in or about the Leased Premises, or in any way arising from, related to, or connected with the conduct and operation of Tenant's business in the Leased Premises or Tenant's use of the Leased Premises. Such policies shall be occurrence based and shall be written on a comprehensive basis, with limits not less than $1,000,000.00, and such higher limits as Landlord or the mortgagees of Landlord may require from time to time.

        ~~Section 17.3.    Business Interruption.    Business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils.~~

        Section 17.4    Other Insurance.    Any other form or forms of insurance as the mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself, including, without limitation, Worker's Compensation Insurance.

        Section 17.5.    Certificates.    All policies shall be taken out with insurers acceptable to Landlord and in form satisfactory from time to time to Landlord, shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry, and shall name the Landlord as an additional insured. Tenant agrees that certificates of insurance or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policy shall be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than twenty (20) calendar days after Tenant takes possession of all or any part of the Leased Premises. All policies shall require that at least thirty (30) calendar days, prior written notice be delivered to Landlord by the insurer prior to termination, cancellation, or material change in such insurance.

        Section 17.6.    Use of Proceeds.    Tenant agrees that in the event of damage or destruction to the leasehold improvements on the Leased Premises covered by insurance required to be taken out by Tenant pursuant to this Article 17, Tenant shall use the proceeds of such insurance for the purpose of repairing or restoring such leasehold improvements. In the event of damage or destruction of the Building entitling the Landlord to terminate this Lease pursuant to Article 18 hereof, then, if the Leased Premises have also been damaged, Tenant will pay to Landlord all of its insurance proceeds relating to the leasehold improvements in the Leased Premises, and if the Leased Premises have not been damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the leasehold improvements and the Leased Premises.

ARTICLE 18.

DAMAGE OR DESTRUCTION

        Section 18.1.    Right to Terminate.    In the event the Leased Premises or the Building are damaged by fire or other insured casualty, and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Building, the damage shall be repaired by and at the expense of Landlord to substantially the condition as existed prior to the casualty, to the extent of such insurance proceeds available therefor, provided such repairs can, in Landlord's sole opinion, be completed within one hundred ~~twenty (120)~~ eighty (180) calendar days after the occurrence of such damage, without the payment of overtime or other premiums. Until such repairs are completed, the Rent shall be abated in proportion to the part of the Leased Premises which is unusable by Tenant in the conduct of its business; provided, however, if the damage is due to the fault or neglect of Tenant or its employees, agents, or invitees, there shall be no abatement of Rent. If repairs cannot, in Landlord's sole opinion, be made within said one hundred ~~twenty (120)~~ eighty (180) calendar day period, Landlord shall notify Tenant within twenty-five (25) calendar days of the date of occurrence of such damage as to whether or not Landlord shall have elected to make such repairs. If Landlord elects not to make such repairs which cannot be completed within one hundred ~~twenty (120)~~ eighty (180) calendar days, then either party may, by written notice to the other, cancel this Lease as of the date of the occurrence of such damage. Provided, however, Tenant shall in such case not have the right to terminate the Lease if the damage is due to the fault or neglect of Tenant or its employees, agents or invitees. In the event that the Leased Premises or Building is damaged such that more than thirty-three percent (33%) of the same is rendered untenantable, or if insurance proceeds are insufficient or unavailable to repair the damage, Landlord may, at its sole option, terminate this Lease by written notice to Tenant given not more than thirty (30) days after the occurrence of the damage. Except as provided in this Section 18, there shall be no abatement of Rent and no liability of Landlord by reason of any injury, inconvenience, temporary limitation of access or interference to or with Tenant's business or property arising from the making of any necessary repairs, or any alterations or improvements in or to any portion of the Building or the Leased Premises, or in or to fixtures, appurtenances, and equipment therein necessitated by such damage. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture and furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be required to repair any injury or damage caused by fire or other cause, or to make any repairs or replacements to or of improvements installed in the Leased Premises by or for Tenant at Tenant's cost. If any casualty, not caused or contributed to by Tenant and which materially and adversely affects Tenant's ability to operate its business at the Leased Premises, occurs in the last year of the Term, and such damage may not reasonably be repaired within sixty(60) days thereafter, Tenant may elect to terminate this Lease upon thirty (30) days prior written notice to Landlord.

        Section 18.2.    Landlord's Insurance.    Landlord covenants and agrees that, throughout the Term hereof, it will insure the Building (excluding foundations, excavations and other non-insurable items) and the machinery, boilers, and equipment contained therein owned by Landlord (excluding any property with respect to which Tenant is obliged to insure pursuant to the provisions of Section 17 hereof) against damage by fire and extended perils coverage in such reasonable amounts as would be carried by a prudent owner of a similar property in the same locale. Landlord will also, throughout the Term, carry public liability and property damage insurance with respect to the operation of the Building in reasonable amounts as would be carried by a prudent owner of a similar property in the same locale. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine to be advisable. The cost of all such insurance shall be an Operating Cost pursuant to Article 7. Notwithstanding the contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, and that such insurance will be for the sole benefit of Landlord, with no coverage for Tenant for any risk insured against.

ARTICLE 19.

ENTRY BY LANDLORD

        Landlord and its agents shall have the right to enter the Leased Premises at all reasonable times and upon reasonable notice to Tenant, except in the case of an emergency for which no notice shall be required, for the purpose of examining or inspecting the same, to supply janitorial services and any other services to be provided by Landlord to Tenant hereunder, to show same to prospective purchasers ~~or~~ and within the last nine months of the Lease Term to prospective tenants of the Building, and to make such alterations, repairs, improvements, or additions, whether structural or otherwise, to the Leased Premises or to the Building Complex as Landlord may deem necessary or desirable. Landlord may enter by means of a master key, without liability to Tenant except for any failure to exercise due care for Tenant's property, and without affecting this Lease. Landlord shall use reasonable efforts on any such entry not to unreasonably interrupt or interfere with Tenant's use or occupancy of the Leased Premises.

ARTICLE 20.

DEFAULT BY TENANT

        Section 20.1.    Events of Default.    Each one of the following events is herein referred to as an "event of default":

        A.    Tenant shall fail to make due and punctual payment of any Rent within five (5) days following the date when due;

        B.    Tenant shall vacate or abandon the Leased Premises except as expressly permitted by Article 13;

        C.    This Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Article 14;

        D.    This Lease or the Leased Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon or subject to any attachment at the instance of any creditor of or claimant against Tenant, and said attachment shall not be discharged or disposed of within ~~fifteen (15)~~ sixty (60) calendar days after the levy thereof;

        E.    The filing of any petition or the commencement of any case or proceeding by the Tenant under any provision or chapter of the Federal Bankruptcy Act, the Federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization; or the adjudication that the Tenant is insolvent or bankrupt, or the entry of an order for relief under the Federal Bankruptcy Code with respect to Tenant;

        F.    The filing of any petition or the commencement of any case or proceeding described in Section 20.1 (E) above against the Tenant, unless such petition and all proceedings initiated thereby are dismissed within sixty (60) calendar days from the date of such filing; the filing of an answer by Tenant admitting the allegations of any such petition; or the appointment of or taking possession by a custodian, trustee or receiver for all or any assets of the Tenant, unless such appointment is vacated or dismissed within sixty (60) calendar days from the date of such appointment or taking of such possession;

        G.    The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors; or the convening by Tenant of a meeting of its creditors, or any class thereof, for the purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant to generally pay its debts as they mature;

        H.    Tenant shall fail to take possession of the Leased Premises ~~thirty (30)~~ sixty (60) calendar days following the date the Leased Premises are Ready for Occupancy; or

        I.    Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such non-performance shall continue for a period of fifteen (15) calendar days after written notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such fifteen (15) calendar day period, Tenant shall not in good faith have commenced such performance within such fifteen (15) calendar day period and shall not thereafter diligently proceed to completion.

        Section 20.2    Remedies of Landlord.    If any one or more events of default shall happen, then Landlord shall have the right at Landlord's election, then or at any time thereafter, as may be permitted by applicable law without demand or notice, to reenter and take possession of the Leased Premises or any part thereof and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or breach of covenants or prior conditions. Should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law including a proceeding for possession pursuant to Colorado's Forcible Entry and Unlawful Detainer Statutes, Landlord may, from time to time, either:

        A.    Without terminating this Lease, attempt to relet the Leased Premises or any part thereof, either alone or in conjunction with other portions of the Building of which the Leased Premises are a part, in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than a period which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include necessary concessions of free rent and alteration and repair of the Leased Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the Rents therefor. If Landlord elects to attempt to relet the Leased Premises the following provisions shall apply:

          (1)  Landlord shall use reasonable efforts to relet the Leased Premises after all other space available for leasing in the Building has been let, but, Landlord shall not have any duty to lease the Leased Premises below the then current market rental rates being obtained for competing office buildings in the Denver Metropolitan area and shall in no way be responsible or liable for any failure to relet the Leased Premises, or any part thereof, or for any failure to collect any Rent due upon such reletting;

          (2)  No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant;

          (3)  No notice from Landlord hereunder or under a forcible entry and unlawful detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in said notice;

          (4)  If Landlord elects to take possession of the Leased Premises as provided in this Section 20.2 without terminating the Lease, Tenant shall pay to Landlord (a) the Rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (b) the net proceeds, if any, of any reletting of the Leased Premises after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration, remodeling and repair costs and expenses of preparation for such reletting; and

          (5)  If, in connection with any reletting, the new lease term extends beyond the existing term, or the Leased Premises covered thereby include other leased premises not part of the Leased Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds received from such reletting. In addition, in determining the net proceeds from such reletting, any rent concessions will be apportioned over the term of the new lease. Tenant shall pay such other amounts to Landlord monthly on the days on which the Rent and all other amounts owing hereunder would have been payable if possession had not been retaken and Landlord shall be entitled to receive the same from Tenant on each such day.

        B.    Give Tenant written notice of intention to terminate this Lease on the date of such given notice, or on any later date specified therein, and on the date specified in such notice, Tenant's right to possession of the Leased Premises shall cease and the Lease shall thereupon be terminated, except as to Tenant's liability hereunder as hereinafter provided, as if the expiration of the term fixed in such notice were the end of the term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this paragraph B, or terminated pursuant to a proceeding for possession under the Colorado Forcible Entry and Unlawful Detainer Statutes, Tenant shall remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Leased Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in paragraph A above, if permitted by applicable law. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall, if permitted by applicable law, be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty, an amount equal to the worth, at the time of termination, of the excess, if any, of the amount of Rent reserved in this Lease for the balance of the Term hereof over the then reasonable rental value of the Leased Premises for the same period plus all amounts incurred by Landlord in order to obtain possession of the Leased Premises and relet the same, including attorneys' fees, reletting expenses, alterations and repair costs, brokerage commissions and all other like amounts.

        Section 20.3.    Cumulative Remedies.    Suit or suits for the recovery of the Rent and other amounts and damages set forth hereinabove may be brought by Landlord, from time to time, at Landlord's election, and unless expressly so provided, nothing herein shall be deemed to require Landlord to postpone the filing of such suit. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise including but not limited to suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant.

        Section 20.4.    No Waiver.    No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent or any other amounts owing by Tenant during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in force and effect as to any provisions which require observance or performance by Landlord or Tenant subsequent to such termination.

        Section 20.5.    Bankruptcy.    Nothing contained in this Article 20 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Article 20. Notwithstanding anything contained in this Article 20 to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above in Sections 20.1 E, F, and G, shall be considered to be an event of default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

        Section 20.6.    Interest on Landlord's Advances.    Any amounts paid by Landlord to cure any defaults of Tenant hereunder, which Landlord shall have the right, but not the obligation, to do, shall, if not repaid by Tenant within ten (10) calendar days of demand by Landlord, thereafter bear interest at the rate of eighteen percent (18%) per annum.

ARTICLE 21.

TAXES

        During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant's occupancy of the Leased Premises or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Leased Premises, and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees, and against all loss, costs, charges, notes, duties, assessments, rates, and fees, and any and all such taxes. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord Tenant's share of such taxes within twenty (20) calendar days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. Tenant shall also pay, as an Operating Cost as determined under Article 7, its Proportionate Share of all real estate taxes, general or special, all public rates, dues and special assessments of every kind or nature which shall become due and payable or which are assessed against or levied upon the Building Complex during the Term of this Lease.

ARTICLE 22.

EMINENT DOMAIN

        If the Building, or a substantial part thereof, or a substantial part of the Leased Premises, shall be lawfully taken or condemned (or conveyed under threat of such taking or condemnation) for any public or quasi-public use or purpose, the Term of this Lease shall end upon, and not before, the date of the taking of possession by the condemning authority, and without apportionment of the award. Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Current Rent shall be apportioned as of the date of such termination. If any part of the Building, other than the Leased Premises, not constituting a substantial part of the Building, shall be so taken or condemned (or conveyed under threat of such taking or condemnation), or if the grade of any street adjacent to the Building Complex is changed by any competent authority and such taking or change of grade makes it necessary or desirable to substantially remodel, replace or restore any part of the Building Complex, Landlord shall have the right to cancel this Lease upon not less than ninety (90) calendar days' notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation, and Tenant shall have no right to share in any condemnation award, or in any judgment for damages, or in any proceeds of any sale made under any threat of condemnation or taking. In the event this Lease is not canceled, the Lease shall continue in full force and effect, without abatement or reduction of rental due hereunder. Notwithstanding the foregoing, nothing contained herein shall prevent Tenant from commencing a separate proceeding against the condemning authority to recover any award it may be entitled to as a result of such taking or condemnation.

ARTICLE 23.

SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST

        Section 23.1.    Lease Subordinate to Mortgages.    This Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the lien of any mortgages or deeds of trust now or hereafter existing against the Building, the Property or both, and to all renewals, modifications, consolidations, replacements and extensions thereof and to all advances made, or hereafter to be made, upon the security thereof. Although such subordination shall be self operating, Tenant, or its successors in interest, shall upon Landlord's request, execute and deliver upon the demand of Landlord any and all instruments desired by Landlord, subordinating, in the manner reasonably requested by Landlord, this Lease to any such mortgage or deed of trust and Tenant's failure to do so within a reasonable period of time not to exceed seven (7) business days upon demand shall constitute a default under this Lease. Landlord shall ~~upon Tenant's request execute~~ use commercially reasonable efforts to obtain from any existing lender or ground lessor a Nondisturbance Agreement in a form reasonably acceptable to the Tenant and the holder of any mortgage or deed of trust on the Property, or ground lessor within sixty (60) days after written request therefor from Tenant.

        Should any mortgage or deed of trust affecting the Building, the Property or both, be foreclosed, then; (1) the liability of the mortgagee, beneficiary or purchaser at such foreclosure sale shall exist only so long as such mortgagee beneficiary, or purchaser is the owner of the Building and/or Property and ~~such~~ any liability accruing thereafter shall not continue or survive after further transfer of ownership; and (2) Tenant shall be deemed to have attorned, as Tenant under this Lease, to the purchaser at any foreclosure sale thereunder, and this Lease shall continue in force and effect as a direct lease between and binding upon Tenant and such purchaser at any foreclosure sale. As used in this Article 23, "mortgagee" and "beneficiary" shall include successors and assigns of any such party, whether immediate or remote, the purchaser of any mortgage or deed of trust, whether at foreclosure or otherwise, and the successors, assigns and mortgagees and beneficiaries of such purchaser, whether immediate or remote.

        Section 23.2.    Tenant's Notices.    In the event of any act or omission by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, if any, Tenant will not exercise any such right until:

  (A)
  it has given written notice (by United States certified or registered mail, postage prepaid) of such act or omission to the holder of any mortgage or deed of trust on the Property (whose names and addresses Landlord ~~agrees will be furnished to Tenant on request~~) shall furnish to Tenant); and

  (B)
  any such holder of any mortgage or deed of trust on the Property shall, following the giving of such notice, have failed with reasonable diligence to commence and to pursue reasonable action to remedy such act or omission.

ARTICLE 24.

ESTOPPEL CERTIFICATE

        Tenant shall, at any time and from time to time, upon not less than ten (10) calendar days' prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and such other matters concerning this Lease and the Tenant as may be reasonably requested by Landlord, its lenders, or any potential assignee of Landlord, including the dates to which the Rent and other charges are paid, and acknowledging that Tenant is paying Rent on a current basis with no offsets or claims, and there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such offsets, claims, or defaults, if any are claimed). It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building Complex or by any other person to whom it is delivered. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than two (2) months, rental has been paid in advance.

ARTICLE 25.

WAIVER

        The waiver by Landlord of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The acceptance of Rent or any other sums due by Tenant hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant, or condition of this Lease, it being understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

ARTICLE 26.

INABILITY TO PERFORM

        ~~The Lease and the obligation of Tenant to pay Rent and any other sums due by Tenant hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall not be affected, impaired, or excused, nor shall Landlord at any time~~ Neither party shall be deemed to be in default hereunder because ~~Landlord~~ such party: (1) is unable to fulfill any of its obligations under this Lease; or (2) is unable to supply or is delayed in supplying any service expressly or by implication to be supplied; or (3) is unable to make or is delayed in making any improvements, repairs, additions, alterations, or decorations; or (4) is unable to supply or is delayed in supplying any equipment or fixtures, if ~~Landlord~~ such party is prevented or delayed from so doing any of the foregoing by reason of accident, breakage, repairs, strike or labor troubles, or any outside cause whatsoever beyond the reasonable control of ~~Landlord~~ such party, including, but not limited to, riots and civil disturbances, energy shortages, or governmental preemption in connection with a national emergency, or by reason of any rule, order, or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any other cause, similar or dissimilar, beyond the reasonable control of ~~Landlord~~ of such party. Provided, however, nothing herein shall excuse or be cause to delay any payment due hereunder, including the payment of Rent.

ARTICLE 27.

SUBROGATION

        The parties hereto agree that any and all fire and extended coverage insurance which is required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing, prior to a loss, any and all right of recovery against any party for loss occurring to the property described herein"; and each party hereto waives all claims for recovery from the other party, its officers, agents or employees for any loss or damage (whether or not such loss or damage is caused by negligence of the other party, and notwithstanding any provisions contained in this Lease to the contrary) to any of its real or personal property insured under valid and collectible insurance policies to the extent of the collectible recovery under such insurance.

ARTICLE 28.

APPENDICES

        Appendices, exhibits, clauses, plats, plans, riders, or other attachments, if any, referred to herein and signed or initialed by Landlord and Tenant and affixed to this Lease are hereby incorporated herein and made a part hereof.

ARTICLE 29.

SALE BY LANDLORD

        In the event of a sale or conveyance or transfer by Landlord of its interest in the Property and/or in the Building containing the Leased Premises, and/or in this Lease, the same shall operate to release Landlord (subject to Section 33.2 hereof) from any future liability contained in favor of Tenant, and in such event, Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale, conveyance, or transfer, and Tenant agrees to attorn to such purchaser or transferee.

ARTICLE 30.

RIGHT OF LANDLORD TO PERFORM

        All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense, and without any abatement of Rent or any other sums due by Tenant hereunder. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for nine (9) calendar days after written notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate of eighteen percent (18%) from the date of such payment by Landlord until the date on which Tenant fully reimburses Landlord, shall be payable to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant, as in the case of default by Tenant in the payment of Rent.

ARTICLE 31.

ATTORNEYS' FEES

        In the event of any legal proceeding between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such legal proceeding shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein. If Landlord or Tenant without fault, are made a party to any litigation instituted by or against the other, then such party shall indemnify the other against, and protect, defend, and save it harmless from, all costs and expenses, including attorneys' fees, incurred connection therewith. To the extent permitted by law, Landlord and Tenant hereby waive the right to a jury trial in any legal action or proceeding relating to this Lease.

ARTICLE 32.

NOTICE

        Any notice from Landlord to Tenant or from Tenant to Landlord shall be in writing and may be served personally or by mail. If served by mail, it shall be mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to Tenant at the Leased Premises or to the attention of Jim Mault, 602 Park Point Drive, Suite 240, Golden, CO 80401, or to Landlord at DPC Development Company, 7000 E. Belleview Ave. #300, Greenwood Village, CO 80112, to the attention of the Director of Property Management. Either party may change these persons or addresses by giving notice as provided above.

ARTICLE 33.

SECURITY DEPOSIT

        Section 33.1.    Amount and Use.    Tenant has, upon Lease execution, deposited with Landlord the sum of Forty-Three Thousand Six Hundred Seventy-Seven and 00/100 ($43,677.00) (the "Security Deposit") as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If ~~Tenant defaults~~ an event of default occurs with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may use, apply, or retain all or any part of this Security Deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of such Security Deposit is to be used or applied, Tenant shall, within ten (10) calendar days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to any interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within a reasonable period of time after the expiration of this Lease Term and upon Tenant's vacation of the Leased Premises, provided, however, the Security Deposit may be retained by Landlord as security for Tenant's obligations under Article 7 ~~until after~~ for the time period permitted to Landlord pursuant to Section 7.4 for the final determination of the Operating Costs for the calendar year in which the Lease expired. Any amounts due from Tenant under said Article 7 may be deducted from the Security Deposit prior to the return of the balance thereof.

        Section 33.2.    Additional Security Deposit.    In addition to the Security Deposit referred to in Section 33.1 above, Tenant shall upon execution of this Lease deposit with Landlord the sum of one hundred eighty-four thousand six hundred and thirty-eight dollars ($184,638) (the "Additional Security Deposit") to be held by Landlord under the conditions herein contained as additional security for Tenant's performance of its obligations under this Lease. Landlord shall be entitled to use or apply all or any portion of the Additional Security Deposit in the same manner as the Security Deposit, provided, however, Landlord shall use or apply all of the Security Deposit before using or applying any of the Additional Security Deposit. The Additional Security Deposit shall be held by Landlord for the full term of the Lease unless and until Tenant satisfies the conditions contained in this Section 33.2 for its return. Provided that Tenant is not in default beyond any applicable cure periods, including restoration, if necessary of the Security Deposit, to its original amount, Tenant shall be entitled to the return of fifty percent (50%) of the Additional Security Deposit upon establishing for Landlord, based upon audited financial statements, that it has achieved a net worth of at least fifty (50) million dollars and that it has maintained a positive cash flow from its operations for one full fiscal year. Thereafter Tenant shall be entitled to the return of the remainder of the Additional Security Deposit, provided it is not in default beyond any applicable cure periods, upon establishing for Landlord, based upon audited financial statements, that, while maintaining the continuous net worth required above, that it has also maintained positive cash flow from its operations for two (2) consecutive fiscal years. If at any time prior to its return to Tenant all or any part of the Additional Security Deposit is used or applied by Landlord, Tenant shall restore the same to the amount which existed at the time of the event of default. Unless earlier returned to Tenants as provided for herein, the Additional Security Deposit shall be returned to Tenant within a reasonable period of time following expiration of the Lease Term.

        Section 33.3.    Transfer of Deposit.    Tenant acknowledges that Landlord has the right to transfer its interest in the Building Complex, the Property and this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall transfer the Letter of Credit and either ~~have the right to transfer such Security Deposit to the transferee~~. transfer or credit such Security Deposit and any Additional Security Deposit to the transferee. ~~, including the Letter of Credit.~~ Upon Landlord's delivery to Tenant of such transferee's written acknowledgment of its receipt of such Security Deposit Landlord shall thereby be released by Tenant from all liability or obligation for the return of such deposit, and Tenant agrees to look solely to such transferee for the return of the Security Deposit.

ARTICLE 34.

RIGHTS RESERVED

        Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person, or business, and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to any claim for set-off or abatement of rent:

        A.    To change the Building's name or street address;

        B.    To install, affix, and maintain any and all signs on the exterior and interior of the Building or the Property;

        C.    To designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators, and other similar equipment, and to control all internal lighting that may be visible from the exterior of the Building;

        D.    To retain at all times, and to use in appropriate instances, keys to all doors within and into the Leased Premises. No locks or bolts shall be altered, changed, or added without the prior written consent of Landlord;

        E.    To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Leased Premises, and during the continuance of said work to temporarily close doors, entryways, public spaces, and corridors in the Building, and to interrupt or temporarily suspend Building services and facilities, Landlord to use reasonable efforts to minimize any interruption or interference with Tenant's use or occupancy of the Leased Premises when performing such work;

        F.    To have and retain a paramount title to the Leased Premises, free and clear of any act of Tenant and subject only to the express rights of Tenant hereunder;

        G.    To grant to anyone the exclusive right to conduct any business or to render any services in the Building provided that such exclusive rights do not conflict with Tenant's use of the Leased Premises; and

        H.    To approve the weight, size, and location of safes and other heavy equipment and articles in and about the Leased Premises and the Building, and to require all such items and furniture to be moved into and out of the Building and the Leased Premises only at such times and in such manner as Landlord shall direct in writing. Movement of Tenant's property into or out of the Building, and within the Building, is entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any such property to be moved into or out of the Building.

ARTICLE 35.

~~SUBSTITUTION OF SPACE~~

        ~~Landlord reserves the right, upon sixty (60) calendar days' written notice to Tenant, and at any time, without any adjustment in Rent, to substitute for the space described on Appendix A other substantially similar space in a substantially comparable location on the same floor or any other floor of the Building, which substitute space shall be approximately equal in area and dimensions to the space described on Appendix A. If Landlord shall exercise said option, the substituted space shall thereafter be deemed, for the purposes hereof, the "Leased Premises" and a new amended Appendix A to this Lease showing the new space will be substituted for the original Appendix A. Landlord agrees to pay the Tenant's expenses to move its furniture, fixtures and equipment to such substituted space, and shall pay other reasonable expenses of Tenant incurred as a direct result of such substitution of space, including but not limited to costs of new stationary and advertising.~~

ARTICLE 36.

REAL ESTATE BROKER

        Tenant represents that Tenant not has dealt directly with any broker other than Genesee Commercial Group, Ltd. as Landlord's broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated or participated in the negotiations of this Lease, or submitted or showed the Leased Premises, or is entitled to any commission in connection herewith. Tenant agrees to indemnify and defend Landlord from any claims or demands of brokers other than Genesee Commercial Group, Ltd..

ARTICLE 37.

MISCELLANEOUS PROVISIONS

        A.    The term "office" or "offices", whenever used in this Lease, shall not be construed to mean or to permit the Leased Premises to be used as a store or stores, for the sale or display, at any time, of goods, wares, or merchandise of any kind, or as a restaurant, shop, booth, stand, barbershop, or for other similar purposes, or for manufacturing. The words "re-enter" or "re-entry", as used in this Lease, are not restricted to their technical legal meaning. The term "Landlord", as used in this Lease, means only the landlord from time to time, and upon conveying or transferring its interest, Landlord shall be relieved from any further obligation or liability hereunder.

        B.    Time is of the essence of this Lease and of each and all of its provisions.

        C.    Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution by both Landlord and Tenant.

        D.    The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

        E.    This Lease shall be governed by and construed pursuant to the laws of the State of Colorado.

        F.    Should any mortgagee or beneficiary under a deed of trust require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or will in any other way substantially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

        G.    All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for rent, unlawful detainer, and any other legal or equitable proceedings, may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant expressly stipulates that any rights or remedies available to Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal. If Tenant is a corporation or other legal entity, each individual executing this Lease on behalf of said entity represents and warrants that (i) he/she is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its bylaws or operating agreements; (ii) this Lease is binding upon said corporation or entity; and (iii) a resolution to that effect in a form reasonably acceptable to Landlord shall be provided ~~immediately~~ within ten (10) days after written ~~upon~~ request.

        H.    The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        I.    Tenant acknowledges that there are no covenants, representations, warranties, agreements, or conditions, expressed or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease except as expressly set out in this Lease and the attachments hereto, and that the terms and provisions of this Lease may not be modified or amended except by written instrument signed by both Landlord and Tenant.

        J.    Tenant agrees that Tenant, Tenant's employees and agents or any others permitted by Tenant to occupy or enter the Leased Premises shall abide by the rules and regulations contained in Appendix D. Landlord shall have the right to amend, delete, modify or change the rules and regulations provided that said amendments are applicable to and uniformly bind each tenant of the

Building Complex. Tenant agrees to comply with all such rules and regulations upon notice from Landlord thereof. A breach of any of such rules or regulations shall be deemed a default under the Lease and Landlord shall have all remedies as set forth in Article 20. Landlord shall not, however, be liable to Tenant for the violation of any such rules and regulations by any other Tenant, its employees, agents, visitors, licensees or any other person.

        K.    Landlord and all partners, shareholders, or members, as the case may be, shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising in connection therewith. Tenant shall look solely to the equity in the Building Complex in which the Leased Premises is located, for the satisfaction of any remedies of Tenant in the event of a breach by the Landlord of any of its obligations. Such exculpation of liability shall be absolute without any exception whatsoever.

        L.    Neither Landlord nor Tenant shall record this Lease, but a short form memorandum hereof setting forth the names of the parties, the description of the Leased Premises and the Commencement and Termination Dates of this Lease may be recorded at the request of either party.

        M.  Subject to the terms and provisions of Article 29, the covenants and conditions herein contained shall apply to and bind the respective heirs, successors, executors, administrators, and assigns of the parties hereto, and the terms "Landlord" and "Tenant" shall include the successors and assigns of either such party, whether immediate or remote.

        N.    Landlord covenants and agrees that Tenant, upon complying with all of the obligations of Tenant hereunder, and subject to the terms and provisions hereof, shall peaceably and quietly enjoy the Leased Premises and Tenant's rights hereunder during the Term hereof, without hindrance by Landlord or any persons claiming under Landlord.

ARTICLE 38

CONTINGENCY

        In addition to the Security Deposit provided for in Article 33, Tenant shall provide Landlord with a Letter of Credit, containing the material provisions included in the Letter of Credit Term Sheet attached hereto as Appendix F to secure its obligations under this Lease. Said Letter of Credit shall be provided to Landlord within ten (10) calendar days of Tenant's execution of this Lease. All of Tenant's rights under this Lease are contingent upon the delivery of the Letter of Credit to Landlord no ~~later than September 15~~, September ~~22~~ 25, 2000. In the event Landlord has not received said Letter of Credit by such time, then this Lease shall automatically terminate without any further liability of either party. In the event that Landlord draws on the Letter of Credit in an amount in excess of what is required to cure an event of default by Tenant hereunder, Landlord shall hold such excess funds as additional Security Deposit pursuant to Article 33.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:		TENANT:
NEW GENESEE LAND COMPANY, LLC, a Colorado limited liability company		HEALTHETECH, INC., a Delaware corporation
By	/s/ DONALD P. COOK	By:	/s/ JAMES R. MAULT
Its:	Manager	Its:	CEO

[TENANT'S NOTARY BLOCK]

STATE OF COLORADO	)
AND	)ss.
COUNTY OF Jefferson	)

        The foregoing instrument was acknowledged before me this 2nd day of October, 2000 by James Mault of HealtheTech.

Witness my hand and official seal.

My commission expires: 2/28/04

/s/ ALISA K. WODICKA Notary Public

[SEAL]

APPENDIX "A"

Leased Premises

[MAP OF PREMISES—
INTENTIONALLY OMITTED]

INITIALS:
LANDLORD:	DPC
TENANT:	JRM

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APPENDIX "B"

Legal Description of the Property

PARCEL 2-A
LOT 2,
GENESEE OFFICE/COMMERCIAL FILING NO. 2, ALSO KNOWN AS, PARCEL 2-A
LOT 2, GENESEE OFFICE/COMMERCIAL FILING NO. 2, EXEMPTION SURVEY,

TOGETHER WITH A NON-EXCLUSIVE EASEMENT FOR MOTOR VEHICLE AND PEDESTRIAN INGRESS AND EGRESS, CONSTRUCTION AND MAINTENANCE OF ROADWAYS AND SIGNS RELATED TO THE PROPERTY AS CREATED BY ACCESS EASEMENT AGREEMENT RECORDED MAY 29, 1985 AT RECEPTION NO. 85049400, AND AS SHOWN ON THE PLAT OF GENESEE OFFICE/COMMERCIAL FILING NO. 2, LOTS 3 AND 4 EXEMPTION SURVEY AS RECORDED APRIL 30, 1985 AT RECEPTION NO. 850400511, OVER THE FOLLOWING DESCRIBED PROPERTY:

THE PORTION OF GENESEE OFFICE/COMMERCIAL FILING NO. 2, A SUBDIVISION RECORDED IN THE RECORDS OF JEFFERSON COUNTY, COLORADO AT RECEPTION NO. 79012336, AS MODIFIED BY THE GENESEE OFFICE/COMMERCIAL FILING NO. 2, LOTS 3 AND 4, EXEMPTION SURVEY. ALSO, RECORDED IN THE RECORDS OF SAID JEFFERSON COUNTY AT RECEPTION NO. 85040051 AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE RIGHT-OF-WAY OF PARK POINT DRIVE, A DEDICATED COUNTY ROAD ON SAID SUBDIVISION PLAT, SAID POINT BEING THE NORTHEASTERLY CORNER OF PARCEL 2A OF SAID SUBDIVISION;

THENCE ALONG THE EASTERLY LINE OF SAID PARCEL, SOUTH 19 DEGREES 31 MINUTES 57 SECONDS WEST 105.00 FEET;

THENCE DEPARTING SAID EASTERLY LINE NORTH 65 DEGREES 21 MINUTES 20 SECONDS EAST 131.69 FEET;

THENCE SOUTH 82 DEGREES 14 MINUTES 47 SECONDS EAST 134.02 FEET;

THENCE NORTH 80 DEGREES 30 MINUTES 05 SECONDS EAST 129.88 FEET;

THENCE NORTH 07 DEGREES 52 MINUTES 46 SECONDS WEST 71.46 FEET TO A POINT ON THE SOUTHERLY LINE OF LOT 5 OF SAID SUBDIVISION;

THENCE ALONG SAID SOUTHERLY LOT LINE NORTH 80 DEGREES 19 MINUTES 12 SECONDS WEST 220.51 FEET TO A POINT ON THE RIGHT-OF-WAY OF SAID PARK POINT DRIVE;

THENCE FOLLOWING SAID RIGHT-OF-WAY ON A CURVE TO THE RIGHT HAVING RADIUS OF 80 FEET, A CENTRAL ANGLE OF 116 DEGREES 31 MINUTES 01 SECONDS AND CHORD BEARING SOUTH 60 DEGREES 24 MINUTES 30 SECONDS WEST 136.07 FEET, AN ARC LENGTH OF 162.69 FEET TO THE POINT OF BEGINNING,

COUNTY OF JEFFERSON,
STATE OF COLORADO

INITIALS:
LANDLORD:	DPC
TENANT:	JRM

(B)-1

APPENDIX C

Tenant Improvement Work Agreement

        1.    Tenant Improvement Allowance. Landlord hereby grants to Tenant an allowance of Four Hundred Seventy Six Thousand Four Hundred Eighty and NO/100 U.S. Dollars ($476,480.00) (the "Tenant Improvement Allowance") for the costs of constructing Tenant improvements to the Leased Premises in accordance with the preliminary space plan as set forth in Appendix C-1 hereto and as may be revised by the final space plan, to be approved by Tenant within ten (10) days after Lease execution (the "Space Plan"), and the Tenant Improvement Plan, as defined below, inclusive of any and all space planning, architectural and design and engineering fees and expenses and municipal fees (collectively "Tenant Work"). The cost of the Tenant Work shall also include any costs resulting from changes ordered by the Tenant and reasonably approved by the Landlord plus any costs resulting from rulings, interpretations or instructions from Building, fire or other regulatory officials having jurisdiction over the work.

        In the event that the Landlord determines, based upon the final bid from Landlord's contractor, that the actual cost of the Tenant Work, as contemplated by the Space Plan, and the Tenant Improvement Plan will or may exceed the Tenant Improvement Allowance, then Tenant shall, ~~the Tenant, prior to the Landlord commencing construction and~~ unless Tenant elects to revise the Tenant Improvement Plan to reduce the scope and costs of the Tenant Work, be solely responsible for the costs and expenses for the Tenant Work which exceed the Tenant Improvement Allowance, up to the amount of the final bid. Tenant shall deposit with the Landlord sufficient funds equal to the difference between such ~~estimated cost of amount of the~~ final bid ~~for the Tenant Work less~~ and the Tenant Improvement Allowance (the "Excess Costs"). ~~Upon completion of the Tenant work and upon receipt of the final costs, a final adjustment shall be made between the Tenant Improvement Allowance and the funds which are to be provided by the Tenant towards the Tenant Work.~~ Provided, however, Tenant shall not be responsible for payment of any additional amounts for the Tenant Work except for the ~~as set forth herein and in paragraph 2 below with respect to change orders and~~ Excess Costs for the Additional Work~~, or~~ and additional costs otherwise caused by Tenant. Tenant agrees that Landlord shall be entitled to a construction supervision and management fee in the amount of eight percent (8%) of the cost of the Tenant Work which fee shall be charged against the Tenant Improvement Allowance.

        2.    Tenant Work. Tenant shall, within thirty (30) days after execution of the Lease, submit to Landlord for approval its plans and specifications for the Tenant Work (the"Tenant Improvement Plan"). Unless otherwise agreed to by Landlord, Tenant shall, in preparing the Tenant Improvement Plan, use the Landlord's space planner. Landlord shall, within thirty (30) days thereafter, either approve of the Tenant Improvement Plan or submit to Tenant its proposed changes thereto. In the event Landlord and Tenant are unable to agree upon the nature and scope of the Tenant Improvement Plan within ninety (90) days of execution of the Lease, or such longer time as the Landlord and Tenant shall agree to in writing, then the Landlord shall have the right to terminate this Lease. Upon approving of the Tenant Improvement Plan, Landlord agrees to complete the work depicted therein in a good and workmanlike manner and in compliance with all laws, using new materials and equipment of good quality, and deliver possession of the Leased Premises to Tenant in accordance with the provisions contained herein on or before the Commencement Date, subject, however, to Paragraph 4 below. If Tenant shall require any subsequent changes to the Space Plan or the Tenant Improvement Plan ("Additional Work"), then, providing Landlord agrees in writing to such changes, and the cost thereof will cause the total costs to exceed the Tenant Improvement Allowance, as reasonably determined by Landlord, Tenant shall, within ten (10) calendar days of the billing therefore, deposit with Landlord, Landlord's projected costs and expenses for the Additional Work in excess of the Tenant Improvement Allowance, which costs shall include general contractor profit and overhead expected to be incurred by Landlord in connection with preparation of such additional plans and specifications and/or such Additional Work. Such reimbursements shall be made by Tenant to Landlord

(C)-1

prior to Landlord's undertaking any changes to the Space Plan. If such projected costs for the Additional Work are in excess of Landlord's actual costs then Landlord shall refund any excess to Tenant and if Landlord's costs for the Additional Work are in excess of the estimated sum paid by Tenant, then Tenant shall pay such deficiency to Landlord on demand.

        3.    Commencement of the Rent. The Commencement Date shall not occur until the date that the Leased Premises are Ready for Occupancy as that term is defined below; provided, however, that Rent shall nevertheless commence as of the ~~Commencement Date set out in Article 3 of this Lease notwithstanding~~ date that the Leased Premises would be Ready for Occupancy but for any delay caused by or as a result of one or more of the following:

          (a)  Tenant's failure timely to submit the Tenant Improvement Plan to Landlord or to devote the time or furnish the information required in connection with the Tenant Work; or

          (b)  Tenant's failure to timely deposit the estimated costs for the Additional Work if required by the provisions of Section 2 above or the cost of the work in excess of the Tenant Improvement Allowance within the time period specified above; or

          (c)  Tenant's changes in the Tenant Work, in the Space Plan relating thereto, or in the plans for the Additional Work (notwithstanding Landlord's approval of any such changes); or

          (d)  Any other act or omission by Tenant or its agent.

        4.    Alternate Commencement Date. If Landlord is unable to cause the Leased Premises to be Ready for Occupancy by the Commencement Date for reasons other than those set out in subsection (a) through (d) of Paragraph 3 above, or if the Landlord shall have the Leased Premises Ready for Occupancy prior to the Commencement Date, then in either such event, the Commencement Date of the Lease shall be on the first day that the Leased Premises are Ready for Occupancy. In the event the Commencement Date set out in Article 3 of this Lease is extended as provided for in Paragraph 3 above, then the expiration date of the Primary Term shall be extended accordingly. Notwithstanding the foregoing, Landlord agrees to make commercially reasonable efforts to have the Leased Premises Ready for Occupancy by ~~October January 31, 2000 November~~ December 1, 2000.

        "Ready for Occupancy" as used herein shall mean the date on which Landlord shall have substantially completed all its work outlined in this Work Letter. The issuance of a Certificate of Occupancy (or its equivalent) for the Leased Premises certifying substantial completion of the work shall conclusively control the date the Leased Premises are substantially complete. Landlord agrees to use its best efforts to provide Tenant with at least fifteen (15) calendar days prior notice of the date the Leased Premises are expected to be Ready for Occupancy. Landlord's undertaking to provide fifteen (15) calendar days prior notice to Tenant shall not change, alter, or otherwise affect Tenant's obligations under this Lease to take occupancy of the Leased Premises when the same are Ready for Occupancy.

          5.    Miscellaneous.

          (a)  Except to the extent otherwise indicated herein, the initially capitalized terms used in this Tenant Improvement Work Agreement shall have the same meaning assigned to them in the Lease.

          (b)  The terms and provisions of this Tenant Improvement Work Agreement are intended to supplement and are specifically subject to all the terms and provisions of the Lease. In the event of conflict between the terms of this Tenant Improvement Work Agreement and the Lease, then the provisions of the Lease shall govern.

          (c)  Prior to the date the Leased Premises are Ready for Occupancy, Landlord's contractor and Tenant shall inspect the Leased Premises and jointly complete a "punch list" of incomplete or

(C)-2

  defective work and thereafter Landlord shall exercise due diligence to cause such punch list items to be completed.

          (d)  This Tenant Improvement Work Agreement may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

          (e)  Tenant shall not be entitled to any credits, whether in the form of materials or money, for unused work or materials.

          (f)    Landlord shall, if permitted, assign to Tenant all warranties relating to the Tenant Work which would have the effect of reducing Tenant's maintenance and repair obligations under the Lease and to cooperate with Tenant in connection with enforcing the same, all at no cost to Landlord.

INITIALS:
LANDLORD:	DPC
TENANT:	JRM

(C)-3

APPENDIX "C - 1"

Space Plan

        The attached preliminary Space Plan, together with the final Space Plan and the Tenant Improvement Plan, shall serve to define all of the Tenant's improvements and the Tenant Work as agreed to by the Tenant and the Landlord. Any subsequent modifications to the actual tenant improvements or work within the Leased Premises that is not described in this Space Plan, the final Space Plan, or the Tenant Improvement Plan shall be considered Additional Work and the costs for such Additional Work shall be the sole responsibility of Tenant as described in Paragraph 2 of Appendix C.

INITIALS:
LANDLORD:	DPC
TENANT:	JRM

(C-1)-1

APPENDIX "D"

Rules and Regulations

        1.    Tenant shall not place anything, or allow anything to be placed, in the Tenant's Terrace Space, if any, or near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Building.

        2.    The Building directory, located in the Building lobby as provided by Landlord, shall be available to Tenant to display one (1) line/name and their location in the Building, which display shall be as directed by Landlord.

        3.    The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Leased Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Building. Neither Tenant nor any employees or invitees of any tenant shall go upon the roof of the Building.

        4.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

        5.    Tenant shall not cause any unnecessary janitorial labor of services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

        6.    No cooking shall be done or permitted by Tenant on the Leased Premises, nor shall the Leased Premises be used for lodging.

        7.    Tenant shall not bring upon, use or keep in the Leased Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating air conditioning other than that supplied by Landlord.

        8.    Landlord shall have sole power to direct electricians to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the written approval of Landlord.

        9.    Upon the termination of the tenancy, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. In the event of the loss of any keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any additional such keys over and above the two sets of keys furnished by Landlord.

        10.  Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Leased Premises in any manner except as approved in writing by Landlord.

        11.  No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord.

        12.  Tenant shall cause all doors to the Leased Premises to be closed and securely locked before leaving the Building at the end of the day.

(D)-1

        13.  Without the prior written consent of Landlord, Tenant shall not use the name of the Building or any picture of the Building in connection with, or in promoting or advertising the business of Tenant, except Tenant may use the address of the Building as the address of its business.

        14.  Tenant shall cooperate fully with Landlord to assure the most effective operation of the heating and air conditioning of the Leased Premises and the Building, and shall refrain from attempting to adjust any controls. unless expressly permitted in the Lease except within the Leased Premises. Tenant shall keep corridor doors closed.

        15.  Except for Landlord's gross negligence, Tenant assumes full responsibility for protecting the Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Premises closed and secured.

        16.  Except with the prior written consent of the Landlord, Tenant shall not sell or cause to be sold any items or services at retail in or from the Leased Premises, nor shall Tenant carry on or permit or allow any employee or person to carry on the business of machine copying, stenography, typewriting or similar business in or from the Leased Premises for the service or accommodation of occupants of any portion of the Building without written consent of the Landlord.

        17.  Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Leased Premises, nor store goods, wares or merchandise on the Leased Premises. Tenant shall not allow any vending machines on the Leased Premises without Landlord's prior written consent.

        18.  All freight must be moved into, within and out of the Building under the supervision of Landlord and according to such regulations as may be posted in the Building Manager's office. All moving of furniture or equipment into or out of the Building by Tenant shall be done at such time and in such manner as directed by Landlord or its agent. In no cases shall items of freight, furniture, fixtures or equipment be moved into or out of the Building or in any elevator during such hours as are normally considered rush hours to an office building; i.e., 7:30 a.m. to 9:30 a.m., 11:00 a.m. to 1:00 p.m., and 4:00 p.m. to 6:30 p.m.

        19.  On Sundays, holidays (legal) and on other days during certain hours for which the Building may be closed after normal business hours, access to the Building or to halls, corridors, elevators, stairwells will be controlled by Landlord through the use of the Building watchman. This watchman will have the right to demand of any and all persons seeking access to the Building prior identification to determine if they have rights of access to the Leased Premises. The Landlord shall, in no case, be liable for damages wherein admission to the Building has not been granted during abnormal hours, by reason of a tenant failing to properly identify himself to the watchman, or through the failure of the Building to be unlocked and open for access by Tenant, Tenant's employees and general public.

        20.  Tenant shall not change locks or install other locks on doors without the prior written consent of Landlord.

        21.  Tenant shall give prompt written notice to Landlord of any accidents to or defects in plumbing, electrical fixtures or heating apparatus so the same may be attended to properly.

        22.  No safes or other objects larger or heavier than the freight elevators of the Building are limited to carry shall be brought into or installed on the demised Leased Premises. Landlord shall have the power to prescribe the weight and position of such safes or other objects which shall, if considered necessary by Landlord, be required to be supported by such additional materials placed on the floor as Landlord may direct, and at the expense of Tenant. In no event can these items exceed a weight for which the floor is designed.

        23.  No person or persons other than those approved by Landlord will be permitted to enter the Building for purposes of cleaning, maintenance, construction or painting.

(D)-2

        24.  Tenant shall not permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying of a lighted cigar, pipe or cigarette in any common areas in the interior of the Building is prohibited.

        25.  Canvassing, soliciting and peddling in the Building are prohibited. Tenants shall cooperate to prevent the same.

        26.  Landlord reserves the right, at any time, to rescind any one or more of these rules and regulations, or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the safety, care and cleanliness of the Building for the preservation of order therein.

INITIALS:
LANDLORD:	DPC
TENANT:	JRM

(D)-3

APPENDIX E

Commencement Date Memorandum

        THIS COMMENCEMENT DATE MEMORANDUM shall set forth and reaffirm certain terms and provisions contained in that certain lease dated                    , 20    ("Lease") by and between            , a Colorado            , as "Landlord" and            , dba            , a Colorado             , as "Tenant" regarding the lease by Tenant of a portion of the property situated at                        , Colorado.

W I T N E S S E T H:

        NOW, THEREFORE, Landlord and Tenant acknowledge and agree as follows:

i)	The leased premises consist of rentable square feet and are located in unit/space ;
ii)	The leased premises have been delivered to and accepted by Tenant;
iii)	The Lease Commencement Date is , 20 and the Termination Date is , 20 .
iv)	The minimum Monthly Rental is as per the schedule shown below:

Time Period                        Monthly Rental

5)	The Building Complex consists of rentable square feet.
6)	The Lease is in full force and effect, and there are no claims, offsets or defenses thereto, unless expressly stated by Tenant herein.

        IN WITNESS WHEREOF, the parties have caused this Commencement Date Memorandum to be duly executed and made this            day of             , 20    .

LANDLORD:	TENANT:
/s/ JAMES R. MAULT

        [TENANT'S NOTARY BLOCK]

STATE OF COLORADO	)
AND	)	ss.
COUNTY OF	)

        The foregoing instrument was acknowledged before me this 2nd day of October, 2000, by James R. Mault of HealtheTech.

Witness my hand and official seal.
My commission expires: 2/28/04

[SEAL]	/s/ ALISA K. WODICKE Notary Public
INITIALS:
LANDLORD:	DPC
TENANT:	JRM

(E)-1

APPENDIX "F"

Letter of Credit Term Sheet

        The parties agree that Tenant will obtain for the benefit of Landlord an irrevocable standby Letter of Credit from a commercial lending institute acceptable to Landlord.

The letter of credit will contain the following terms:

        1.    Beneficiary. New Genesee Land Company, LLC

        2.    Obligation of issuer. The credit is to be irrevocable and for a term of one year, renewable on an annual basis for up to seven years. If Tenant fails to renew the letter of credit within ~~fifteen~~ thirty days prior to the annual expiration of said letter of credit, Landlord may consider the Tenant in material default of the underlying lease, and may pursue all remedies available to Landlord.

        3.    Transferability. The credit is to be transferable and assignable, only to a buyer of Landlord's interest in the subject property, or to the Landlord's lender.

        4.    Drafts. Drafts are to be sight, payable in US dollars.

        5.    Amount. The sum or sums of all drafts drawn under the credit will not exceed in total $1,200,000. Partial draws shall be permitted.

        6.    Documents. The required draw documents will be as follows:

          a.    Beneficiary signed and acknowledged statement certifying that it is the Landlord under the referenced lease agreement, that Tenant is in default under the terms of the lease agreement, and that said default has continued for a period of 15 calendar days after written notice was provided to Tenant.

          b.    A copy of the notice of default from Landlord to Tenant.

          c.    The original letter of credit.

        7.    Applicable Law. The letter of credit is to be governed by the Colorado Uniform Commercial Code.

Agreed to and accepted

New Genesee Land Company, LLC a Colorado limited liability company		Healthetech, Inc., a Delaware corporation
By:	/s/ DONALD P. COOK	By:	/s/ JAMES R. MAULT
Donald P. Cook, Manger	Print Name:	James R. Mault
Date:	10/16/00	Title:	CEO
		Date:	9/22/00

(F)-1

FIRST AMENDMENT TO LEASE

        This First Amendment to Lease (the "Amendment") is made and entered into this 24th day of January, 2001 by and between New Genesee Land Company, LLC, a Colorado limited liability company ("Landlord") and HEALTHETECH, Inc., a Delaware corporation ("Tenant").

RECITALS

        WHEREAS, Landlord and Tenant entered into that certain Standard Office Lease dated October 16, 2000 (the "Lease") for the premises consisting of approximately 25,624 rentable square feet of office space known as Suite 300 (the "Leased Premises") located in the office building at 523 Park Point Drive, Golden, CO and known as the Genesee Point Office Building (the "Building"); and

        WHEREAS, pursuant to Article 3 of the Lease and subject to the provisions of Appendix C thereto, the Commencement Date and Expiration Date of the Primary Term are January 1, 2001 and December 31, 2007 respectively; and

        WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, redefine the Primary Term by providing for a new Commencement Date and to set forth the Base Rent schedule therefor; and

        WHEREAS, the Tenant Improvement Allowance provided for in Appendix C was intended to be $20.00 per square foot and was calculated based upon 23,824 rentable square feet instead of the 25,624 and Landlord and Tenant thus desire to amend said Appendix C to accurately reflect the amount of the Tenant Improvement Allowance; and

        WHEREAS, Tenant now also desires to lease from Landlord and Landlord is willing to lease to Tenant, subject to the provisions contained herein, an additional approximately 1,000 square feet in the form of storage space; and

        WHEREAS, Landlord and Tenant therefore desire to further amend the Lease to, among other things, provide for the terms and conditions, including the payment of rent, under which Landlord will lease such space to Tenant.

AGREEMENT

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows:

        1.    Primary Term.    Notwithstanding anything contained in the Lease and in Appendix C thereto to the contrary, Article 3 is hereby amended to provide for a new Commencement Date of May 1, 2001. Accordingly, the Primary Term shall commence at 12:01 a.m. Mountain Standard Time on April 1, 2001 and shall expire on March 31, 2008. This Amendment shall serve as the Commencement Date Memorandum which the parties are required to execute under Article 3.

        2.    Monthly Base Rent.    The Monthly Base Rent is as per the schedule shown below:

Time Period	Monthly Base Rental
04/01/01-03/31/02	$33,097.67
04/01/02-03/31/03	34,165.34
04/01/03-03/31/04	35,233.00
04/01/04-03/31/05	36,300.67
04/01/05-03/31-06	37,368.34
04/01/06-03/31-07	38,436.00
04/01/07-03/31/08	39,503.67

        3.    Tenant Improvement Allowance.    Appendix C is hereby amended to provide for a Tenant Improvement Allowance of Five Hundred Twelve Thousand, Four Hundred Eighty and NO/100 US Dollars ($512,480.00). All other provisions of Appendix C regarding the costs for constructing the Tenant Improvements shall remain in effect.

        4.    Additional Space.    Effective on February 1, 2001 (the "Commencement Date") and continuing throughout the entire Term of the Lease, as defined therein, Landlord leases to Tenant and Tenant leases from Landlord for the term and upon the covenants, conditions and terms set forth in the Lease and this Amendment, the storage space containing approximately 2,793 square feet as identified on the attached Exhibit A (the "Additional Space") which is situated as a part of the Building. In the event of the termination of the Lease, or of Tenant's right to possession of the Leased Premises, this Amendment shall no longer be effective and Tenant's rights to possession of the Additional Space shall terminate simultaneously therewith.

          a.    Additional Space Rent.    Commencing on the Commencement Date, Tenant agrees to pay Landlord rent for the Additional Space in the amount of One Hundred Eighty-Five Thousand, Seven Hundred thirty-four and 50/100 US Dollars ($185,734.50). Said rent shall be paid in the same manner and at the same time as provided for the payment of rent in the Lease and Landlord shall have the same remedies for non-payment of such rent as provided for therein. The Rent schedule for the Term of the Lease is as follows:

Storage Sq. Ft.	Lease Year	Annual Rent	Monthly Rent
2793	1	$22,344.00	$1,862.00
2793	2	23,740.50	1,978.38
2793	3	25,137.00	2,094.75
2793	4	26,533.50	2,211.13
2793	5	27,930.00	2,327.50
2793	6	29,326.50	2,443.88
2793	7	30,723.00	2,560.25

          b.    Use of Additional Space.    The Additional Space shall be used for storage purposes, and no other purpose without the prior written consent of Landlord. The Additional Space shall not be used for any improper or unlawful purpose. Tenant shall not store or allow to be placed in the Additional Space any hazardous or toxic substance or any inflammable or combustible fluid or materials. Tenant shall not use the Additional Space or permit anything to be done in or about the Additional Space which will in any way conflict with any law, statute, ordinance or regulation in effect. Tenant's use of the Additional Space shall also otherwise be subject to and comply with any applicable provision of the Lease and any rules and regulations of Landlord thereunder.

          c.    Condition of Additional Space.    Landlord shall not be responsible for providing any services to the Additional Space except for maintaining normal and customary building heat, water and electrical services. Tenant hereby accepts the Additional Space on an "AS IS" basis. Tenant shall, at its sole expenses, keep the Additional Space in good repair. Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Additional Space. At the expiration of the Lease, Tenant shall surrender the Additional Space in as good a condition as on the Commencement Date, ordinary wear and tear excepted. Tenant shall be responsible to Landlord for all costs and expenses of repair and replacement to return the Additional Space to such condition.

          d.    Assignments.    Tenant shall not assign any interest in the Additional Space or any part thereof, without Landlord's prior written consent thereto.

          e.    Tenant's Indemnification.    In addition to the indemnification provided for in the Lease, Tenant will protect, defend, indemnify and hold Landlord, its agents, servants and employees exempt and harmless from and on account of any damage or injury to person, including death, or to the goods, wares and merchandise of any person, occasioned by Tenant's use or occupancy of or otherwise arising in any manner from, on or out of the Additional Space, other than that caused by or resulting from the gross negligence of Landlord. All property belonging to Tenant or stored by Tenant in the Additional Space shall be there at the risk of Tenant, and Landlord, or its agents or employees, shall not be liable for any damage to or theft of or misappropriation of such property.

        5.    No Rental Abatement.    Tenant shall not receive nor be entitled to claim any free rent or rental abatement. Monthly installments of Base Rent shall be due and payable as set forth herein and in the Lease, on the first day of each month.

        6.    Ratification.    Except as expressly amended herein, all of the terms, conditions and covenants of the Lease shall remain in full force and effect and Landlord and Tenant hereby ratify and reaffirm such terms, conditions and covenants and shall be bound thereby. Tenant acknowledges that Landlord is not in default under the Lease and Tenant has no claims against Landlord for failure to perform any of its obligations thereunder as of the date hereof.

LANDLORD:		TENANT:
New Genesee Land Company LLC a Colorado limited liability company		Healthetech, Inc., a Delaware corporation
By:	/s/ DONALD P. COOK Donald P. Cook, Manager	By:	/s/ MARK MONDRY
		Title	Mark Mondry V.P. New Business Development and Intellectual Properties
STATE OF COLORADO	)
	)	ss.
COUNTY OF JEFFERSON	)

        The foregoing instrument was acknowledged before me this 24th day of January, 2001, by Mark Mondry of Healthetech, Inc., a Delaware corporation.

Witness my hand and seal.
My commission expires: 7/20/2002

[SEAL]	/s/ KATHERINE L. CHANEY Notary Public

QuickLinks

  Exhibit 10.6
STANDARD OFFICE LEASE GENESEE POINT OFFICE BUILDING
TABLE OF CONTENTS
STANDARD OFFICE LEASE
ARTICLE 1. LEASED PREMISES
ARTICLE 2. PURPOSE
ARTICLE 3. TERM
ARTICLE 4. COMPLETION OF THE PREMISES
ARTICLE 5. RENT
ARTICLE 6. ADDITIONAL RENT
ARTICLE 7. OPERATING COSTS
ARTICLE 8. HOLDING OVER
ARTICLE 9. BUILDING SERVICES
ARTICLE 10. USE OF LEASED PREMISES
ARTICLE 11. COMPLIANCE WITH LAW
ARTICLE 12. ALTERATIONS AND REPAIRS
ARTICLE 13. ABANDONMENT
ARTICLE 14. ASSIGNMENT AND SUBLETTING
ARTICLE 15. SIGNS AND ADVERTISING
ARTICLE 16. DAMAGE TO PROPERTY, INJURY TO PERSONS
ARTICLE 17. TENANT'S INSURANCE
ARTICLE 18. DAMAGE OR DESTRUCTION
ARTICLE 19. ENTRY BY LANDLORD
ARTICLE 20. DEFAULT BY TENANT
ARTICLE 21. TAXES
ARTICLE 22. EMINENT DOMAIN
ARTICLE 23. SUBORDINATION TO MORTGAGES AND DEEDS OF TRUST
ARTICLE 24. ESTOPPEL CERTIFICATE
ARTICLE 25. WAIVER
ARTICLE 26. INABILITY TO PERFORM
ARTICLE 27. SUBROGATION
ARTICLE 28. APPENDICES
ARTICLE 29. SALE BY LANDLORD
ARTICLE 30. RIGHT OF LANDLORD TO PERFORM
ARTICLE 31. ATTORNEYS' FEES
ARTICLE 32. NOTICE
ARTICLE 33. SECURITY DEPOSIT
ARTICLE 34. RIGHTS RESERVED
ARTICLE 35. SUBSTITUTION OF SPACE
ARTICLE 36. REAL ESTATE BROKER
ARTICLE 37. MISCELLANEOUS PROVISIONS
ARTICLE 38 CONTINGENCY
APPENDIX "A" Leased Premises
APPENDIX "B" Legal Description of the Property
APPENDIX C Tenant Improvement Work Agreement
APPENDIX "C - 1" Space Plan
APPENDIX "D" Rules and Regulations
APPENDIX E Commencement Date Memorandum
APPENDIX "F" Letter of Credit Term Sheet
FIRST AMENDMENT TO LEASE